Exhibit 99.1


         Check whether the issuer is not required to file reports pursuant to
Section 13 or 15(d) of the Exchange Act. |_|

         Check whether the issuer: (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |_| No |X|

         Check if there is no disclosure of delinquent filers in response to
Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 8-K or any amendment to this Form 8-K. |X|

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
               Yes  |_|    No  |X|

         Revenues for the issuer's fiscal year ended June 30, 2009 were $79,000. The aggregate market value of the voting and non-voting common equity held by non-affiliates of the Registrant, computed by reference to the closing price of such common equity on the Over-the-Counter Bulletin Board ("OTCBB") administered by the National Association of Securities Dealers ("NASDAQ") on September 30, 2009 was $1,717,000.

The number of shares of the Registrant's common stock, $0.01 par value, outstanding at September 30, 2009 was 67,316,592

         Transitional Small Business Disclosure Format (check one).
Yes |_| No |X|

                                                             FORM 8-K

                                                               INDEX

PART I.........................................................................................................................- 2 -
   Item 1.    Description of Business..........................................................................................- 2 -
   Item 2.    Description of Property.........................................................................................- 13 -
   Item 3.    Legal Proceedings...............................................................................................- 13 -
   Item 4.    Submission of Matters to a Vote of Security Holders.............................................................- 13 -
PART II.......................................................................................................................- 13 -
   Item 5.    Market for Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity
   Securities ................................................................................................................- 13 -
   Item 6.    Management's Discussion and Analysis or Plan of Operation.......................................................- 15 -
   Item 7.    Financial Statements............................................................................................- 19 -
   Item 8.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure............................- 32 -
   Item 8A.   Control and Procedures..........................................................................................- 32 -
   Item 8B.   Other Information...............................................................................................- 32 -
PART III......................................................................................................................- 33 -
   Item 9.    Directors, Executive Officers, Promoters, Control Persons and Corporate Governance;
              Compliance with Section 16(a) of the Exchange Act...............................................................- 33 -
   Item 10.   Executive Compensation..........................................................................................- 35 -
   Item 11.   Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters..................- 35 -
   Item 12.   Certain Relationships and Related Transactions, and Director Independence.......................................- 38 -
   Item 13.   Exhibits........................................................................................................- 38 -
   Item 14.   Principal Accountant Fees and Services..........................................................................- 43 -


Signatures
Certifications

                           FORWARD-LOOKING STATEMENTS

         This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

         We wish to caution readers that these forward-looking statements are only predictions and that our business is subject to significant risks. The factors discussed herein, and other important factors, in some cases have affected, and in the future could affect, our actual results and could cause our actual consolidated results for 2010 and beyond to differ materially from those expressed in any forward-looking statements made by us or on our behalf. These risks include, but are not limited to:

     o demand for the repayment of our senior convertible promissory notes under which we are currently in default (the "Senior Notes");

     o our inability to obtain adequate financing for our development efforts or to repay the Senior Notes;

     o our inability to enter into collaborative relationships to further develop and commercialize our products;

     o changes in any of our existing relationships or the inability of any collaborative partner to adequately commercialize our products;

     o the uncertainties associated with the lengthy regulatory approval process in the U.S. and foreign countries, including uncertainties associated with the United States Food and Drug Administration (the "FDA") decisions and timing of product development or approval;

     o the uncertainties associated with obtaining and enforcing patents important to our business;

     o    possible competition from other products;

     o    difficulties in manufacturing our products on a large scale;

     o the ability to obtain necessary raw materials at cost-effective prices or at all;

     o    failure to obtain market acceptance;

     o the uncertainty of the timing of product approvals and introductions and of sales growth; and

     o the increasing emphasis on controlling healthcare costs and potential legislation or regulation of healthcare pricing.

         You should read this report, including the Section entitled "Risk Factors," with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this report by these cautionary statements and the risk factors set forth in this report.

                                     PART I

         EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS SET FORTH IN THIS REPORT ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH HEREIN. ALLIANCE PHARMACEUTICAL CORP. REFERS YOU TO CAUTIONARY INFORMATION AND RISK FACTORS CONTAINED ELSEWHERE HEREIN AND IN OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FROM TIME TO TIME. AS USED HEREIN, THE TERMS "WE," "OUR," "US," "COMPANY" OR "ALLIANCE" REFER TO ALLIANCE PHARMACEUTICAL CORP. AND ITS SUBSIDIARIES.

ITEM 1.  DESCRIPTION OF BUSINESS

OVERVIEW

         We are a pharmaceutical research and development company that is currently focused on developing our lead product, OXYGENT(TM), (perfluorochemical ("PFC") emulsion) an intravascular oxygen carrier designed to augment oxygen delivery in surgical patients.

         We were incorporated in New York in 1983. Our principal executive offices are located at 7590 Fay Avenue, Suite 404, La Jolla, California 92037, and our telephone number is (858) 779-1458.

         You can view our filings with the SEC online at the SEC's Web site, http://www.sec.gov. See "Where You Can Find More Information" for additional information regarding us.

OXYGENT(TM)

BACKGROUND

         For several decades scientists have pursued the development of a so called "artificial blood" - seeking a product that would be safe, universally compatible with all blood types and readily available. Though the safety of allogeneic (donor) blood with regard to reducing the risk of transmission of certain infectious diseases (i.e., hepatitis, HIV, West Nile) has improved significantly, it is virtually impossible to achieve a zero-risk blood supply. Currently, the major risks include documented cases of additional blood transmissible diseases such as Chagas disease, a deleterious effect on the recipient's immune function, acute or fatal hemolytic transfusion reactions due to donor/recipient incompatibility and mismatched blood type (ABO) because of clerical errors.

         There is a growing body of evidence in the literature that associates blood transfusion with a significant risk for morbidity and mortality, including, among others, impairment of the immune system leading to higher infection rates and an increase in recurrence of cancer in surgical oncology patients. Other recent publications report significantly decreased survival rates in cardiovascular patients who received blood versus those who did not and there is a similar finding showing significantly increased risk of postoperative complications and reduced survival in cardiovascular surgery patients who received fresh blood stored for more than two weeks compared to those who received blood that was stored less than two weeks.

         Frequent shortages in the blood supply have also become prevalent worldwide, due in part to the elimination of financial incentives to donate blood (i.e., paid donors), progressively more restrictive eligibility requirements for donors, an aging demographic, which increases overall demand while requiring more need for younger donors to donate more often. As a result, many countries are experiencing chronic shortages of blood.

         Artificial oxygen carriers (commonly referred to as "blood substitutes" or, more appropriately, oxygen therapeutics) have the potential to play a pivotal role in easing the increasingly frequent blood shortages, avoiding transfusion-related safety issues and, in the process, profoundly changing patient care and the practice of transfusion medicine.

         After years of intensive clinical development of oxygen carriers, the only Phase 3 study to show efficacy in reducing allogeneic blood transfusion is the Phase 3 general surgery study of OXYGENT with aggressive acute normovolemic hemodilution ("ANH"), a blood conservation technique that typically involves the collection of two to three units of autologous (the patient's own) blood immediately prior to surgery. Several products have been tested in a trauma setting with no success to date, primarily due to imbalances in mortality endpoints between the treated and control patients. Other products have been tested in the surgical setting, but have failed to show clinical benefit or have been associated with an imbalance in side effects. All studies have used red blood cells ("RBCs") as a control with the notable exception of FLUOSOL(R), a 20% w/v PFC emulsion, for use as an adjunct to high-risk coronary balloon angioplasty, which was approved for an oxygenation endpoint. (In 1994, Green Cross Corporation [Osaka, Japan] ceased commercialization of FLUOSOL due to poor sales as a result of the introduction of auto-perfusion catheters eliminating the need for the product in this indication.) It can be concluded from the developmental history of oxygen carriers that, while they are very effective in the delivery of oxygen, their use in avoiding or reducing transfusion requirements is difficult to prove in either a surgical or a trauma setting using RBCs as a control.

DEVELOPMENT

         Results from our previous Phase 2 and Phase 3 clinical studies were used to develop the rationale for a new protocol design without autologous blood-conserving procedures (ANH or intraoperative autologous donation ["IAD"]) used in the previous clinical studies. The efficacy of OXYGENT in terms of drug activity, i.e., its ability to deliver oxygen and reverse physiological transfusion triggers, and the ability of OXYGENT to enable patients to maintain physiologic stability safely at lower intraoperative hemoglobin ("Hb") levels were demonstrated in both of our Phase 2 and Phase 3 studies. Intraoperative hemodynamic instability is often used as an indication of the need for RBC transfusion; therefore, maintenance of hemodynamic stability should lead to a reduction of blood transfusions. In clinical studies, OXYGENT has been shown to correct or improve key physiological parameters such as mean arterial pressure, heart rate and mixed venous oxygen tension equal to or better than a unit of RBCs.

         A second critical piece of data incorporated into the design of this new protocol was gathered from our previous Phase 3 study in general surgery patients. In this study, control patients who were not transfused in the postoperative period and, per protocol, had their Hb concentration measurements tracked routinely in the postoperative period showed higher Hb levels 24 hours post surgery. In these patients, it was observed that the range of Hb levels taken 24 hours postoperatively were 1.5 to 2.5 g/dL higher than the first immediate postoperative Hb measurements. The data also demonstrated that the lower the Hb at which the patients left the operating room, the more this hemoconcentration was observed. Since it takes several weeks to generate new exogenous RBCs, the rapid increase in Hb could only be due to a hemoconcentration, which occurs as a result of normalization in total blood volume following surgery.

         This hemoconcentration phenomenon was unexpected to the degree observed and would indicate that patients could be "bridged" by use of an oxygen carrier during surgery and in the early postoperative period until an accurate Hb measurement can be obtained to determine if an RBC transfusion is truly warranted. Therefore, the use of OXYGENT to reverse or prevent intraoperative hemodynamic instability and postoperative hemoconcentration would allow patients to avoid blood transfusions that otherwise would have been considered necessary if solely based on the measured intraoperative Hb levels. The decision as to the need to transfuse would be made in the postoperative period after hemoconcentration has occurred as described above.

COLLABORATIVE RELATIONSHIPS

         A key aspect of our business strategy is to selectively enter into collaborations with third parties. We currently rely, and will continue to rely, on our collaborators for financial resources and for development, commercialization and regulatory expertise. The following is a brief description of our material collaboration agreements.

BEIJING DOUBLE-CRANE PHARMACEUTICAL CO., LTD. ("DOUBLE-CRANE") On May 13, 2005, our subsidiary PFC Therapeutics, LLC ("PFC Therapeutics") and Double-Crane, the market leader for IV solutions and one of the largest pharmaceutical companies in the People's Republic of China (the "PRC"), entered into a development, license and supply agreement ("the Double-Crane Agreement") for the development of OXYGENT in the PRC. Alliance and Double-Crane formed a Joint Development Team to manage the development of OXYGENT in the PRC. Under the Double-Crane Agreement, Alliance provided Double-Crane with the documentation necessary to enable Double-Crane to translate all relevant data and other information into Chinese prior to the submission of an Investigational New Drug ("IND") application with the State Food and Drug Administration PRC (the "sFDA") and Double-Crane made an upfront license fee payment and will make certain milestone and royalty payments to us. The upfront license fee of $500,000 was recognized as license revenue during the year ended June 30, 2007. Double-Crane will conduct clinical trials in the PRC, in accordance with international guidelines, to receive marketing approval for Oxygent in the PRC. Alliance will have the right to use in other countries any data derived from the clinical trials. Double-Crane will manufacture OXYGENT in the PRC after obtaining approval from the regulatory authorities in the PRC and will also have a right of first refusal to add specific additional countries to the Double-Crane Agreement upon further negotiation with us.

         In February 2007, Alliance manufactured and released product samples; however, in accordance with the current regulations of the sFDA, the supplies for the IND application and clinical development must be manufactured in a facility in the PRC. As a result, Alliance agreed to accelerate the manufacturing technology transfer to Double-Crane, which originally was planned to occur when Phase 3 trials were initiated in the PRC. Double-Crane has begun construction of an emulsion manufacturing facility and has purchased equipment and instrumentation for installation. Double-Crane has also expressed a desire to supply Alliance with clinical and commercial supplies of OXYGENT from its facilities, which would be contingent on Double-Crane's compliance to Current Good Manufacturing Practices ("cGMP") and registration with the U.S. FDA.

         Once clinical supplies are manufactured by Double-Crane, Double-Crane has indicated that it will submit its IND application for initiation of the agreed-upon clinical development plan. Once the sFDA approves the application, Double-Crane will start the clinical trials.

         LEO PHARMA A/S. ("LEO") On December 22, 2004, PFC Therapeutics and LEO, one of the leading Danish research-based pharmaceutical companies that markets significant products within the fields of dermatology, metabolic and cardiovascular diseases and ophthalmology and antibiotics, signed an exclusivity agreement to enter into a license agreement, subject to continued due diligence by LEO, to develop and commercialize OXYGENT in Europe (EU member countries, EU membership applicants, Norway and Switzerland) and Canada (the "LEO Exclusivity Agreement"). The terms of the license agreement, if entered into, would include certain initial and future payments to PFC Therapeutics upon the completion of various regulatory and commercial milestones for OXYGENT development in Europe and royalties on commercial sales of OXYGENT in Europe and Canada. On January 5, 2005, we received the non-refundable portion of an exclusivity fee of $100,000 per the terms of the LEO Exclusivity Agreement. Because the amendment discussed below extends LEO's due diligence time-period, this amount has been deferred and is included in current liabilities in the accompanying consolidated balance sheet at June 30, 2009.

         On February 25, 2005, PFC Therapeutics and LEO agreed to amend the LEO Exclusivity Agreement. The amendment extends the period of time in which LEO may undertake its due diligence investigation from March 1, 2005 to a date that is sixty (60) days after submission by us to LEO of the results of a Phase 2b postoperative ileus study. In November 2007, we suspended a Phase2b trial in France, specifically designed to observe postoperative ileus; however, the postoperative ileus endpoints will be incorporated in the Phase 2 clinical study conducted by Double-Crane in the PRC. The remaining terms of the LEO Exclusivity Agreement remain in full force and effect.

         IL YANG PHARM. CO., LTD. ("IL YANG") On April 19, 2004, PFC Therapeutics and Il Yang signed an agreement granting Il Yang exclusive rights to promote, market, distribute and sell OXYGENT for any approved clinical use, including all future approved uses, in South Korea (the "Il Yang Agreement"). Under the terms of the Il Yang Agreement, PFC Therapeutics will be initially responsible for the commercial supply of OXYGENT to Il Yang and will receive a royalty on OXYGENT sales following commercialization. Il Yang will also make certain future payments on the completion of various regulatory milestones for development in Europe and the U.S.

         We intend to obtain other collaborative relationships, but we do not know if we will be able to enter into future collaborative relationships on acceptable terms. Furthermore, the termination of any of our existing collaborative relationships or failure to enter into such future relationships may limit our ability to develop our technology and may harm our business. Please see the Section entitled "Risk Factors" for a more complete discussion of the risks related to our collaborative relationships.

INTELLECTUAL PROPERTY

         Patents and other proprietary rights are an essential part of our business. We seek proprietary protection for our products, processes, technologies and ongoing improvements. We continue to pursue patent protection in the U.S. and in foreign countries that we regard as important for future endeavors. In the U.S., Europe, Japan, Canada and other countries, Alliance has a patent position, dating back to October 1992, on a second generation of stable fluorocarbon emulsions for any use, including IN VIVO oxygen delivery. These patents will remain in force in the U.S. and other countries until 2012 - 2014. Alliance has received notice from the U.S. Patent Office that all claims have been allowed on its recent patent application covering the specific formulation of AF0144.

         The patents covering AF0144 will be subject to a term extension due to regulatory review by the FDA (35 U.S.C. 156) via the Drug Price Competition and Patent Term Restoration Act of 1984.

         We also attempt to protect our proprietary products, processes and other information by relying on trade secret laws and non-disclosure and confidentiality agreements with our employees, consultants and certain other persons who have access to such products, processes and information. The agreements affirm that all inventions conceived by our employees are our exclusive property, with the exception of inventions unrelated to our business and developed entirely on the employee's own time.

COMPETITION

         Biotechnology and pharmaceutical companies are highly competitive. There are several pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in research and development of products that may be similar to our products.

         Companies remaining active in the development of a blood substitute product include Sangart Inc. ("Sangart"), HemoBioTech Inc. ("Hemobiotech") and Oxygen Biotherapeutics Inc., formerly Synthetic Blood International, ("Oxygen Biotherapeutics"). There are two primary approaches for oxygen delivery used in blood substitute products: PFC emulsions, the approach used in OXYGENT, and hemoglobin solutions.

         Hemoglobin solution development efforts typically employ chemical modification of stroma-free hemoglobin derived from human or bovine RBCs. There were several companies working on hemoglobin solutions as temporary oxygen carrier blood substitutes. Biopure Corporation and Northfield Laboratories Inc. have both filed for bankruptcy due to failed clinical development and regulatory submissions. Sangart's, European Phase 3 clinical trials failed to meet the designated endpoint and Sangart is refocusing clinical efforts to trauma and sickle cell anemia. Hemobiotech has licensed a bovine-based technology from Texas Tech University and is in the research phase of development.

         With respect to PFC emulsion development, Oxygen Biotherapeutics has initiated Phase 2 trials in patients with brain trauma in Switzerland and Israel. We are also aware of one product, PERFTORAN, which is a dilute first-generation PFC-based emulsion that was developed at the Russian Academy of Sciences and has been approved in 1999 in Russia and other countries for a variety of clinical indications.

         We believe that OXYGENT and the PFC-based approach may have several advantages compared to the hemoglobin-based oxygen carriers, including the potential availability of highly purified raw materials in commercial-scale quantities, as well as the relatively low cost and ease of production for OXYGENT. See the Section entitled "Risk Factors" for a complete discussion of the risks related to our competition.

GOVERNMENT REGULATION

         Our products require governmental approval before production and marketing can commence. The regulatory approval process is administered by the FDA in the U.S., by the European Medicines Agency (the "EMEA") in the European Union, by the sFDA in the PRC and by similar agencies in other countries. The process of obtaining regulatory clearances or approvals is costly and time-consuming, and we cannot predict how long the necessary clearances or approvals will take or whether we will be successful in obtaining them.

         Generally, all potential pharmaceutical products must successfully complete two major stages of development (preclinical and clinical testing) prior to receiving marketing approval by the governing regulatory agency. In preclinical testing, potential compounds are tested both IN VITRO and in animal studies to gain important safety information prior to administration in humans. Knowledge is obtained regarding the effects of the compound on bodily functions as well as its absorption, distribution, metabolism and elimination.

         Clinical trials are typically conducted in three sequential phases, although the phases may overlap. In Phase 1, which frequently begins with the initial introduction of the drug into healthy human subjects prior to introduction into patients, the compound is tested for safety and dosage tolerance. Phase 2 typically involves studies in a larger patient population to identify possible adverse events ("AEs") and safety risks, to begin gathering preliminary efficacy data, and to investigate potential dose sizes and schedules. Phase 3 trials are undertaken to further evaluate clinical efficacy and to further test for safety within an expanded patient population that will represent the intended clinical indication that is being pursued. Each trial is conducted in accordance with current Good Clinical Practice ("cGCP") standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND application. Further, an independent Investigational Review Board ("IRB") or Ethics Committee at each clinical center at which the study will be conducted must evaluate and approve each clinical study. The IRB will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution.

         Following completion of these studies, a New Drug Application (an "NDA") must be submitted to and approved by the FDA in order to market the product in the U.S., while a Marketing Authorization Application ("MAA") is submitted to the EMEA in Europe. Similar applications, generally based upon data already collected for an NDA or MAA, are then used to file for marketing approval in foreign countries. If and when approval is obtained to market a product, the FDA's (or applicable foreign agency's) regulations will then govern manufacturing and commercialization activities.

         Perfluorooctylbromide ("Perflubron") is an eight-carbon halogenated fluorocarbon liquid. Certain halogenated fluorocarbons (primarily the lower molecular weight gaseous chlorofluorocarbons) have been implicated in stratospheric ozone depletion. The FDA issued a Finding of No Significant Impact under the National Environmental Protection Act in connection with the approval for marketing of IMAGENT(R) GI, a perflubron-based drug we previously developed; however, all materials contained in our products remain subject to regulation by governmental agencies.

         In addition to FDA regulation, we are subject to regulation by various governmental agencies including, without limitation, the Drug Enforcement Administration, the U.S. Department of Agriculture, the Environmental Protection Agency, the Occupational Safety and Health Administration, and the California State Department of Health Services, Food and Drug Branch. Such regulation by governmental authorities in the U.S. and other countries may impede or limit our ability to develop and market our products.

RAW MATERIALS

         We need sufficient supplies of raw materials to develop and market our products successfully. The raw materials in products that are approved by the FDA cannot be changed without equivalency testing of the new material by us and approval by the FDA. Some of the raw materials for our products are expected to be qualified from only one supplier. At times, one or more of these qualified materials may not be available or may be available only in limited quantities. If we are unable to obtain the necessary raw materials from our existing sources, we could incur significant delays in marketing and selling our products until an alternate vendor can be qualified and approved for use.

EMPLOYEES

         As of September 30, 2009, we have two part-time employees. None of our employees are represented by a labor union and we believe that our employee relations are satisfactory. We also maintain agreements with five research and development consultants.

                                  RISK FACTORS

         INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS REPORT BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD SUFFER. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

AS OF SEPTEMBER 30, 2009, WE ARE IN DEFAULT UNDER THE AMENDED TERMS OF THE SENIOR NOTES AND WE CURRENTLY DO NOT HAVE THE MEANS TO REPAY THE HOLDERS OF OUR SENIOR NOTES; THUS THEY MAY FORCE OUR LIQUIDATION.

         In September 2004, we entered into a Senior Note Purchase Agreement and Registration Rights Agreement with certain investors pursuant to which we issued our Senior Notes in the approximate principal amount of $10.7 million (the "Amended Purchase Agreement"). In April 2006, we amended the Amended Purchase Agreement to reduce the conversion price, increase the interest rate and extend the maturity date (the "2006 Amendment"). In April 2007, the holders of substantially all the outstanding principal amount of the Senior Notes agreed to extend the maturity date, upon certain conditions, to June 30, 2008 (the "2007 Amendment") (see Note 4 to our accompanying consolidated financial statements for a description of the terms). As of September 30, 2009, we are in default under the terms of the 2007 Amendment and we owe the holders of our Senior Notes approximately $10.6 million in principal and accrued interest. We currently do not have the resources to repay the Senior Notes. If the holders of our Senior Notes demand repayment, and we are unable to do so, the holders of our Senior Notes may be able to force our liquidation. In the event of our liquidation under these circumstances, it is highly unlikely the holders of our equity securities will receive any distribution upon such liquidation.

WE HAVE A HISTORY OF OPERATING LOSSES AND LIMITED PRODUCT REVENUES AND WE MAY NEVER BECOME PROFITABLE.

         We are a product development company with no current revenue from product sales. We have had net operating losses since our inception and we expect such losses to continue until we receive revenues from product sales, if such revenues cover our costs. As of June 30, 2009, we had an accumulated deficit of $500.8 million. For the years ended June 30, 2009 and 2008, we incurred net losses of $1.2 million and $1.8 million, respectively. Substantially all of our revenues to date have come from sources other than product sales, such as licensing fees, milestone payments, and payments to fund research and development activities under joint development and license agreements. To obtain revenues from our products, we must succeed, either alone or with others, in developing, obtaining regulatory approval for, and manufacturing and marketing products with significant market potential. We may never succeed in these activities and may never generate revenues that are significant enough to achieve profitability.

THERE HAVE BEEN DELAYS IN THE CLINICAL DEVELOPMENT OF OUR PRODUCT CANDIDATE OXYGENT.

         Due to lack of funding, we announced in November 2007 that the Phase 2b clinical trial in France was suspended. Double-Crane is obligated to initiate clinical trials in the PRC, but we do not expect that these trials will be initiated until calendar year 2010 and they will be Phase 1 clinical trials. We expect that at least one Phase 2 and two Phase 3 clinical trials with positive results will be required before we are able to seek marketing approval from any regulatory authority with respect to OXYGENT. If the results of our clinical trials with respect to OXYGENT are not positive, we may never be able to seek marketing approval for OXYGENT from any regulatory authority or to generate significant revenue from product sales.

WE DO NOT HAVE MANUFACTURING CAPABILITIES FOR OUR PRODUCTS.

         We no longer have manufacturing capabilities for any of our products since our downsizing in 2002. We have completed the manufacturing of clinical material with a third party in order to provide the product for our development activities. We do not know if we will be able to enter into a long-term manufacturing agreement with a third party on commercially reasonable terms, or at all. As a result, we do not know whether a third party will be successful in manufacturing clinical material to our specifications. All facilities and manufacturing techniques used in the manufacture of products for clinical use or for sale in the U.S. must be operated in conformity with cGMP guidelines as established by the FDA. We do not know whether the FDA will determine that any such third-party facilities maintain compliance with cGMP. A delay in FDA approval of our manufacturing facilities or the manufacturing facilities of any third-party collaborator would delay the marketing of our products and negatively impact our revenue and profitability.

WE MAY NOT BE ABLE TO OBTAIN THE ADDITIONAL FUNDING WE WILL NEED TO COMPLETE DEVELOPMENT AND TO INTRODUCE PRODUCTS TO THE MARKET.

         We need substantial additional funding for our business. Our future capital requirements will depend on many factors, including:

     o    the timing and extent of our late-stage clinical trials for OXYGENT;
     o continued scientific progress in our research and development programs;
     o the time and cost involved in obtaining regulatory approvals for our products;
     o    patent costs;
     o    completing technological and market developments; and
     o    the cost of manufacturing scale-up.

         Accordingly, we cannot estimate the amount of additional funding that we will require, but we know that it will be substantial. We cannot be certain that additional funding will be available to us on acceptable terms, or at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or our commercialization. Further, additional funding may significantly dilute our existing stockholders.

WE DEPEND ON COLLABORATIONS WITH THIRD PARTIES TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS AND TO PROVIDE THE MAJORITY OF OUR REVENUES.

         A key aspect of our strategy is to selectively enter into collaborations with third parties. We currently rely, and will continue to rely, on our collaborators for financial resources and for development, commercialization and regulatory expertise. Currently, we do not have a collaboration agreement with any third party to develop our product OXYGENT in the U.S. We have entered into the LEO Exclusivity Agreement that would grant LEO an option to develop and commercialize OXYGENT in Europe, an exclusive development, license and supply agreement for OXYGENT in the PRC with Double-Crane, and an exclusive distribution agreement with Il Yang to market and sell OXYGENT in South Korea. We do not know if any of these collaborations will be successful in developing or effectively commercializing our products or technologies because they:

     o do not have sufficient resources or decide not to devote the necessary resources due to internal constraints such as limited cash or human resources;
     o decide to pursue a competitive potential product developed outside of the collaboration; or
     o    cannot obtain the necessary regulatory approvals.

         The continuation of our collaborations is dependent on our collaborators' periodic renewal of the governing agreements. Therefore, we may not be able to renew these collaborations on acceptable terms, if at all. We also face competition in our search for new collaborators.

IF CONFLICTS ARISE WITH OUR COLLABORATORS, THEY MAY ACT IN THEIR SELF-INTERESTS, WHICH MAY BE ADVERSE TO OUR INTERESTS.

         Conflicts may arise in our collaborations due to one or more of the following:

     o disputes with respect to payments that we believe are due under a collaboration agreement;
     o disagreements with respect to ownership of intellectual property rights;
     o unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;
     o delay of a collaborator's development or commercialization efforts with respect to our drug candidates; or
     o    termination or non-renewal of the collaboration.

         Conflicts arising with our collaborators could harm our reputation, result in a loss of revenues, reduce our cash position and cause a decline in our stock price.

WE RELY ON THIRD PARTIES TO CONDUCT OUR CLINICAL TRIALS AND PERFORM DATA COLLECTION AND ANALYSIS, WHICH MAY RESULT IN COSTS AND DELAYS THAT PREVENT US FROM SUCCESSFULLY COMMERCIALIZING DRUG CANDIDATES.

         Although we design and manage our preclinical studies and clinical trials, we currently do not have the resources to conduct preclinical studies or clinical trials for our product candidates. We rely on contract research organizations, medical institutions, clinical investigators and contract laboratories to perform data collection and analysis and other aspects of our clinical trials. We also rely on third parties to assist with our preclinical studies, including studies regarding biological activity, safety, absorption, metabolism and excretion of drug candidates.

         Our preclinical development activities or clinical trials may be delayed, suspended or terminated if:

     o these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines;
     o    these third parties need to be replaced; or
     o the quality or accuracy of the data obtained by third parties is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons.

         Failure to perform by these third parties may increase our development costs, delay our ability to obtain regulatory approval and prevent the commercialization of our drug candidates.

DELAYS, SUSPENSIONS AND TERMINATIONS OF OUR CLINICAL TRIALS COULD RESULT IN INCREASED COSTS TO US AND DELAY OUR ABILITY TO GENERATE PRODUCT REVENUES.

         Our clinical trials may be delayed, suspended or terminated due to a number of factors, including:

     o ongoing discussions with regulatory authorities regarding the scope or design of our clinical trials or requests by them for supplemental information with respect to our clinical trial results;
     o failure to conduct clinical trials in accordance with regulatory requirements;
     o    lower than anticipated enrollment rate of patients in clinical trials;
     o    serious AEs or side effects experienced by participants; and
     o insufficient supply or deficient quality of drug supply or other materials necessary for the conduct of our clinical trials.

         Many of these factors described above may also ultimately lead to denial of regulatory approval of a current or potential drug candidate. If we experience delays in our clinical trials, the commercial prospects for our product candidates will be harmed and our ability to generate product revenues will be delayed.

EVEN IF WE SUCCESSFULLY COMPLETE CLINICAL TRIALS OF OUR PRODUCT CANDIDATES, THEY MAY FAIL FOR OTHER REASONS.

         Even if we successfully complete clinical trials of our product candidates, they may fail for other reasons, including the possibility that the product candidates will:

     o    fail to receive the regulatory clearances required to market them;
     o be subject to proprietary rights held by others requiring the negotiation of a license agreement prior to marketing;
     o    be difficult or expensive to manufacture on a commercial scale; or
     o fail to compete with products or other treatments commercialized by our competitors.

         If we are unable to effectively market and sell our products, we may never generate revenues that are significant enough to achieve profitability.

OUR PRODUCT CANDIDATES MAY NOT GAIN ACCEPTANCE AMONG PHYSICIANS, PATIENTS AND THE MEDICAL COMMUNITY, THEREBY LIMITING OUR POTENTIAL TO GENERATE REVENUES.

         Even if our product candidates are approved for commercial sale by the FDA, European or other foreign regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors, and our profitability and growth will depend on a number of factors, including:

     o    our ability to provide acceptable evidence of safety and efficacy;
     o    relative convenience and ease of administration;
     o    the prevalence and severity of any AEs;
     o    availability of alternative treatments;
     o pricing and cost effectiveness, which may be subject to regulatory control;
     o effectiveness of our or our collaborators' sales and marketing strategy; and
     o our ability to obtain sufficient third-party insurance coverage or reimbursement.

         If any product candidate that we discover and develop does not provide a treatment regimen that is as beneficial as the current standard of care or otherwise does not provide patient benefit, that product likely will not achieve market acceptance and we will not generate sufficient revenues to achieve or maintain profitability.

WE WILL NEED TO INCREASE THE SIZE OF OUR ORGANIZATION AND WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR GROWTH, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         We will need to expand and effectively manage our operations and facilities in order to advance our product development programs, achieve milestones under our collaboration agreements, facilitate additional collaborations and pursue other development activities. It is possible that our human resources and infrastructure may be inadequate to support our future growth. To manage our growth, we will be required to continue to improve our operational, financial and management controls, reporting systems and procedures, and to attract and retain sufficient numbers of talented employees. In addition, we may have to develop sales, marketing and distribution capabilities if we decide to market any product that we may successfully develop without partnering with third parties. We may not successfully manage the expansion of our operations and, accordingly, may not achieve our research, development and commercialization goals.

WE COULD INCUR SIGNIFICANT DELAYS IN MARKETING OUR PRODUCTS IF WE ARE UNABLE TO OBTAIN THE NECESSARY RAW MATERIALS FROM OUR EXISTING SOURCES.

         We need sufficient supplies of raw materials to develop and market our products successfully. The raw materials in products that are approved by the FDA cannot be changed without equivalency testing of the new material by us and approval by the FDA. Some of the raw materials for our products are expected to be qualified from only one supplier. At times, one or more of these qualified materials may not be available or may be available only in limited quantities. If we are unable to obtain the necessary raw materials from our existing sources, we could incur significant delays in marketing and selling our products.

THE LACK OR INADEQUACY OF THIRD-PARTY REIMBURSEMENT FOR OUR PRODUCTS WOULD MAKE IT MORE DIFFICULT TO MARKET ANY PRODUCTS WE DEVELOP.

         Our ability to commercialize our products successfully depends in part on the extent to which the cost of the products and related treatment will be reimbursed by government authorities, private health insurers and other group purchasing organizations. Third-party payors are increasingly challenging the prices charged for medical products and services. The purchase of healthcare services and products could be significantly affected by:

     o    the trend toward managed healthcare in the U.S.;
     o    the growth of group purchasing organizations; and
     o legislative proposals to reform healthcare and government insurance programs.

         These factors could result in lower prices and reduced demand for our products. Healthcare providers are instituting cost-containment measures. Any cost-containment measures as well as any healthcare reform could reduce or eliminate any profit to us on sales of our products. We also cannot assure you that full or partial reimbursement in the U.S. or foreign countries will be available for any of our products. If reimbursements are not available or sufficient, we may not be able to sell our products. We cannot forecast what additional legislation or regulation relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future, or what effect the legislation or regulation would have on our business.

WE EXPECT THAT OUR RESULTS OF OPERATIONS WILL FLUCTUATE, WHICH MAY MAKE IT DIFFICULT TO PREDICT OUR FUTURE PERFORMANCE FROM PERIOD TO PERIOD.

         Our quarterly operating results have fluctuated in the past and are likely to do so in the future. Some of the factors that could cause our operating results to fluctuate from period to period include:

     o    the status of development of OXYGENT;
     o whether we generate revenues by achieving specified research and development or commercialization milestones under any agreements;
     o the incurrence of preclinical or clinical expenses that could fluctuate significantly from period to period;
     o the initiation, termination or reduction in the scope of our collaborations during these periods or any disputes regarding these collaborations;
     o the timing of our ability to satisfy applicable regulatory requirements;
     o the rate of expansion of our clinical development and other internal research and development efforts;
     o the effect of competing technologies and products and market developments; and
     o    general and industry specific economic conditions.

         We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE EFFECTIVE, WHICH COULD HAVE A SIGNIFICANT AND ADVERSE EFFECT ON OUR BUSINESS.

         The Company does not have the funds to pay an independent registered public accounting firm to attest to the effectiveness of our internal controls over financial reporting; therefore, we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

         We note that there are inherent limitations on the effectiveness of internal controls, as they cannot prevent collusion, management override or failure of human judgment. If we fail to maintain an effective system of internal controls or if management or our independent registered public accounting firm were to discover material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, and it could harm our financial condition and results of operations, result in a loss of investor confidence and negatively impact our share price.

                   RISKS RELATED TO OUR INTELLECTUAL PROPERTY

OUR ABILITY TO COMPETE MAY DECLINE IF WE DO NOT ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS.

         We believe that our success will depend largely on our ability to obtain and maintain patent protection for our own inventions, to license the use of patents owned by third parties when necessary, to protect trade secrets and to conduct our business without infringing the proprietary rights of others. We have obtained patents covering intermediate- and high-concentration PFC emulsions, stabilized PFC-emulsion formulations, as well as other patents. In addition, we have filed, and when appropriate will file, other patent applications with respect to our products and processes in the U.S. and in foreign countries. We do not know, however, whether:

     o any of our current or future patent applications will result in the issuance of patents;
     o any of our issued patents will provide significant proprietary protection or commercial advantage; or
     o    any of our issued patents will not be circumvented by others.

         The patent positions of pharmaceutical medical products and biotechnology firms can be uncertain and involve complex legal and factual questions. It is possible that a third party may successfully challenge any of our patents or any of the patents licensed to us. If that were to happen, we would lose the right to prevent others from using the technology.

CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF OUR TRADE SECRETS AND OTHER PROPRIETARY INFORMATION AND MAY NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, WHICH COULD LIMIT OUR ABILITY TO COMPETE.

         Because we operate in a highly technical field, we rely in part on trade secret protection in order to protect our proprietary technology and processes; however, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party's relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

A DISPUTE CONCERNING THE INFRINGEMENT OR MISAPPROPRIATION OF OUR PROPRIETARY RIGHTS OR THE PROPRIETARY RIGHTS OF OTHERS COULD BE TIME CONSUMING AND COSTLY, AND AN UNFAVORABLE OUTCOME COULD HARM OUR BUSINESS.

         There is significant litigation in our industry regarding patent and other intellectual property rights. If our product development activities are found to infringe any such intellectual property rights of others, we may have to pay significant damages. We may need to resort to litigation to enforce a patent issued to us, protect our trade secrets, or determine the scope and validity of third-party proprietary rights. From time to time, we may hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities conducted by us. Either we or these individuals may be subject to allegations of trade secret misappropriation or other similar claims as a result of their prior affiliations. If we become involved in litigation, it could consume a substantial portion of our managerial and financial resources, regardless of whether we win or lose. We may not be able to afford the costs of litigation. Any legal action against our company or our collaborators could lead to:

     o payment of damages, potentially treble damages, if we are found to have willfully infringed a party's patent rights;
     o injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or
     o we or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

         As a result, we could be prevented from commercializing current or future products.

                          RISKS RELATED TO OUR INDUSTRY

WE WILL BE SUBJECT TO STRINGENT REGULATION IN CONNECTION WITH THE MARKETING OF ANY PRODUCTS DERIVED FROM OUR DRUG CANDIDATES, WHICH COULD DELAY THE DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS.

         The pharmaceutical industry is subject to stringent regulation by the FDA and other regulatory agencies in the U.S. and by comparable authorities in other countries. Neither we nor our collaborators can market a pharmaceutical product in the U.S. until it has completed rigorous preclinical testing and clinical trials and an extensive regulatory clearance process implemented by the FDA. Satisfaction of regulatory requirements typically takes many years, depends upon the type or complexity and novelty of the product, and requires substantial resources. Even if regulatory approval is obtained, it may impose significant restrictions on the indicated uses, conditions for use, labeling, advertising, promotion and/or marketing of such products, and requirements for post-approval studies, including additional research and development and clinical trials. These limitations may limit the size of the market for the product or result in the incurrence of additional costs. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular product candidate.

         Outside the U.S., the ability to market a product is contingent upon receiving approval from the appropriate regulatory authorities. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. Only after the appropriate regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented will it grant a marketing authorization. Approval by the FDA does not automatically lead to the approval by regulatory authorities outside the U.S. and, similarly, approval by regulatory authorities outside the U.S. will not automatically lead to FDA approval.

IF OUR COMPETITORS DEVELOP AND MARKET PRODUCTS THAT ARE MORE EFFECTIVE THAN OUR PRODUCT CANDIDATES, THEY MAY REDUCE OR ELIMINATE OUR COMMERCIAL OPPORTUNITY.

         We may be unable to compete successfully in developing and marketing our products. Several pharmaceutical companies, biotechnology companies, public and private universities, and research organizations are actively engaged in the research and development of products that may compete with our products. Some of these companies, particularly the large worldwide pharmaceutical companies, have more resources than we do and may develop and introduce products and processes competitive with or superior to ours. We cannot assure that the cost of our product will be competitive with the cost of established therapies. We do not know whether our technology or the technology of a competitor will gain market acceptance. Our failure to compete could have a material adverse effect on our business. We cannot assure you that other technologies will not be developed that would render our product obsolete or more costly.

CONSUMERS MAY SUE US FOR PRODUCT LIABILITY, WHICH COULD RESULT IN SUBSTANTIAL LIABILITIES THAT EXCEED OUR AVAILABLE RESOURCES AND DAMAGE OUR REPUTATION.

         Researching, developing and commercializing products entail significant product liability risks. Liability claims may arise from our and our collaborators' use of products in clinical trials and the commercial sale of those products. Consumers may make these claims directly and our collaborators or others selling these products may seek contribution from us if they receive claims from consumers. We will need to increase and expand our product liability insurance that covers our clinical trials as we commence larger scale trials and if our drug candidates are approved for commercial sale. This insurance may be prohibitively expensive or may not fully cover our potential liabilities. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of products that we or our collaborators develop. Product liability claims could have a material adverse effect on our business and results of operations. Our liability could exceed our total assets if we do not prevail in a lawsuit from any injury caused by our drug products.

                RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

THERE IS A LARGE NUMBER OF SHARES THAT MAY BE SOLD IN THE MARKET AS A RESULT OF AN OFFERING, WHICH MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

         As of September 30, 2009, 67,316,592 shares of our common stock were outstanding. On September 30, 2004, we registered, pursuant to an SB-2, 64,178,599 shares of our common stock that are either outstanding or issuable upon exercise of outstanding warrants or conversion of the Senior Notes held by certain shareholders. These shares, upon acquisition, unless held by "affiliates," will be freely tradable without restriction or further registration under federal securities laws pursuant to Rule 144.

         Sales of a substantial number of shares of our common stock in the public markets, or the perception that the sales may occur, could cause the market price of our stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities.

THE MARKET PRICE OF OUR COMMON STOCK COULD BE VOLATILE AND YOUR INVESTMENT COULD SUFFER A DECLINE IN VALUE.

         The market price for our common stock is likely to be volatile and could be susceptible to wide price fluctuations due to a number of internal and external factors, many of which are beyond our control, including:

     o quarterly variations in operating results and overall financial condition;
     o    economic and political developments affecting the economy as a whole;
     o    results of our clinical trials;
     o    our inability to manufacture products on a large scale;
     o    short-selling programs;
     o the stock market's perception of the biotechnology industry as a whole;
     o    technological innovations by others;
     o    proprietary rights disputes or litigation;
     o    changes in earnings
          estimates by analysts;
     o    additions or departures of key personnel; and
     o sales of substantial numbers of shares of our common stock or securities convertible into or exercisable for our common stock.

THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

         As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the penny stock rules. The penny stock rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1 million or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

         These and other factors may make it difficult for our stockholders to sell their shares in the open market if and when eligible to do so. In addition, stock prices for many biotechnology companies fluctuate widely for reasons that may be unrelated to operating results. These fluctuations, as well as general economic, market and political conditions such as interest rate increases, recessions or military or political conflicts, may materially and adversely affect the market price of our common stock, thereby causing you to lose some or all of your investment.

WE DO NOT INTEND TO PAY CASH DIVIDENDS.

         We have never paid cash dividends on our stock and do not anticipate paying any cash dividends in the foreseeable future. In addition, certain restrictive covenants in the Senior Notes restrict our ability to pay dividends.

WE WERE UNABLE TO OBTAIN AN AUDIT.

         We have been unable to obtain an audit of the annual financial statements contained herein by an independent registered accounting firm using professional auditing standards and procedures, although such an audit is required by Form 10-K pursuant to Rule 10-01(d) of Regulation S-X. Currently, the Company does not have the funds to pay an independent registered accounting firm to audit the annual financial statements and, therefore, is unable to file a Form 10-K for the year ended June 30, 2009 as required by applicable SEC rules.


ITEM 2.  DESCRIPTION OF PROPERTY

         We are leasing approximately 355 square feet of space within a facility in San Diego, California. This space is used for general administration.

ITEM 3.  LEGAL PROCEEDINGS

         None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None.


                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

MARKET FOR OUR COMMON STOCK

         Our common stock is traded in the over-the-counter market, and prices therefore are quoted on the NASDAQ OTCBB under the symbol ALLP.OB.

         The following table sets forth for the periods indicated the high and low bid prices per share for our common stock as reported by the OTCBB. The prices represent quotations between dealers, without adjustment for retail markup, mark down or commission, and do not necessarily represent actual transactions.

                                                        High Bid      Low Bid
                                                        --------      -------
Fiscal 2009
                Quarter ended June 30, 2009                $0.03        $0.01
                Quarter ended March 31, 2009               $0.02        $0.00
                Quarter ended December 31, 2008            $0.02        $0.00
                Quarter ended September 30, 2008           $0.03        $0.01

Fiscal 2008
                Quarter ended June 30, 2008                $0.03        $0.02
                Quarter ended March 31, 2008               $0.03        $0.01
                Quarter ended December 31, 2007            $0.06        $0.01
                Quarter ended September 30, 2007           $0.09        $0.04


         On September 30, 2009, the closing bid price of the Company's common stock was $0.03.

         As of September 30, 2009, there were approximately 800 stockholders of record of our common stock. We believe that, in addition, there are beneficial owners of our common stock whose shares are held in street name and, consequently, we are unable to determine the actual number of beneficial holders of our common stock.

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DIVIDEND POLICY

         Since our incorporation, we have never declared or paid any dividends on our capital stock. We currently expect to retain our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any dividends in the foreseeable future. Pursuant to the Senior Note purchase agreement we entered into with certain of our investors, we are restricted from declaring or paying dividends on our capital stock for so long as the Senior Notes we issued pursuant to the Senior Note purchase agreement remain outstanding.

"PENNY STOCK" RULES

         Until our shares re-qualify for inclusion in the NASDAQ system, the public trading, if any, of our common stock will be on the OTCBB. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the penny stock rule. Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of penny stock that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines penny stock to be any equity security that has a market price less than $5 per share, subject to certain exceptions. If our common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. "Accredited investors" are persons with assets in excess of $1 million or annual income exceeding $200,000 or $300,000 together with their spouses. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of a broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our shareholders to sell their shares.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth information as of June 30, 2009 related to our equity compensation plans (including the potential effect of debt instruments convertible into common stock) in effect as of that date:


                                  (a)                            (b)                             (c)

Plan category                     Number of securities to be     Weighted-average exercise       Number of securities
                                  issued upon exercise of        price of outstanding            remaining available for
                                  outstanding options,           options, warrants and rights    future issuance under
                                  warrants and rights (1)                                        equity compensation plans
                                                                                                 (excluding securities
                                                                                                 reflected in column (a))(1)
Equity compensation plans
approved by security holders         2,225,200                     $2.85                           4,102,610

Equity compensation plans not
approved by security  holders
(1)                                    410,500                     $4.08                               9,500

                                  -------------                  -------                         -------------
Totals                               2,635,700                     $3.04                           4,112,110

          (1) The description of the material terms of non-plan issuances of equity instruments is discussed in Note 6 to the accompanying consolidated financial statements.

         We have a 2000 Stock Option Plan and a 2001 Stock Option Plan, which provide for both incentive and non-qualified stock options (the "2000 Plan" and the "2001 Plan"). The 2001 Plan was adopted and approved by our shareholders. The 2000 Plan was not adopted or approved by our shareholders. These plans provide for the granting of options to purchase shares of our common stock (up to an aggregate of 2,100,000 and 6,000,000 shares under the 2000 Plan and 2001 Plan, respectively) to directors, officers, employees and consultants. The optionees, date of grant, option price (which cannot be less than 100% and 80% of the fair market value of the common stock on the date of grant for incentive stock options and non-qualified stock options, respectively), vesting schedule, and term of options, which cannot exceed ten years, are determined by the Compensation Committee of our Board of Directors.

RECENT SALES OF UNREGISTERED SECURITIES

         During the fiscal year ended June 30, 2009, holders of certain Senior Notes converted an aggregate of approximately $646,000 in principal and $561,000 in accrued interest into an aggregate of 7,100,345 shares of our common stock at a conversion price of $0.17 per share.

         The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by the issuer not involving a public offering. The recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates or notes in such transactions. All recipients had adequate access to information about us.

         Our ability to declare or pay a dividend on our capital stock is restricted for so long as the Senior Notes remain outstanding.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion and analysis should be read in conjunction with the Audited Consolidated Financial Statements and Notes thereto appearing elsewhere in this report.

         CERTAIN STATEMENTS CONTAINED HEREIN THAT ARE NOT RELATED TO HISTORICAL RESULTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING OUR BUSINESS STRATEGY AND OBJECTIVES, FUTURE FINANCIAL POSITION, EXPECTATIONS ABOUT PENDING LITIGATION AND ESTIMATED COST SAVINGS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT AND INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH WE BELIEVE THAT THE ASSUMPTIONS ON WHICH THESE FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL PROVE TO BE ACCURATE AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT

LIMITED TO, REGULATORY POLICIES, COMPETITION FROM OTHER SIMILAR BUSINESSES, AND MARKET AND GENERAL ECONOMIC FACTORS. ALL FORWARD-LOOKING STATEMENTS CONTAINED IN THIS FORM 10-K ARE QUALIFIED IN THEIR ENTIRETY BY THIS STATEMENT.

PLAN OF OPERATION

(References to years are to our fiscal years ended June 30.)

         Since our inception in 1983, we have financed our operations primarily through the sale of equity and debt securities, and we have applied substantially all of our resources to research and development programs and to clinical trials. We have incurred operating losses since inception and, as of June 30, 2009, have an accumulated deficit of $500.8 million. We expect to incur significant operating losses over at least the next few years as we continue our research and product development efforts and attempt to commercialize our products.

         Our revenues from operations have come primarily from collaborations with corporate partners, including research and development, milestone and royalty payments. Our expenses have consisted primarily of research and development costs and administrative costs. To date, our revenues from the sale of products have not been significant. We believe our future operating results may be subject to quarterly fluctuations due to a variety of factors, including the timing of future collaborations and the achievement of milestones under collaborative agreements, whether and when new products are successfully developed and introduced by us or our competitors, and market acceptance of products under development.

         The discussion included in this report assumes that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As discussed in Note 1 to the consolidated financial statements, we may lack sufficient working capital to service our debts and to fund our continuing operations through the fiscal year ending June 30, 2010, which raises substantial doubt about our ability to continue as a going concern. As of September 30, 2009, we are in default under the terms of the 2007 Amendment and we owe the holders of our Senior Notes approximately $10.6 million in principal and accrued interest. We currently do not have the resources to repay the Senior Notes. If the holders of our Senior Notes demand repayment, and we are unable to do so, the holders of our Senior Notes may be able to force our liquidation. In the event of our liquidation, it is highly unlikely the holders of our equity securities will receive any of the proceeds of such liquidation.

RESEARCH AND DEVELOPMENT

         For the years ended June 30, 2009 and 2008, we incurred research and development expenses of $97,000 and $363,000, respectively, for OXYGENT, an intravascular oxygen carrier that we are developing to augment oxygen delivery in surgical patients at risk of acute oxygen deficit. Research and development costs to date for our oxygen-therapeutic product candidates, including OXYGENT, total approximately $161 million. While difficult to predict, we estimate that the completion of clinical trials for OXYGENT will cost at least an additional $70 million. We do not anticipate that OXYGENT will reach the market for at least a few years, if at all, and, because of the numerous risks and uncertainties associated with product development efforts, we are unable to predict the extent of any future expenditures or when material net cash inflows from OXYGENT may commence, if at all.

         In January 2007, the French IRB and the French Competent Authority (regulatory agency) granted approval to start the Phase 2b clinical trial for OXYGENT to prevent postoperative ileus resulting from hypoxia during major surgery trial. Subsequently in November 2007, Alliance suspended the clinical trial due to lack of adequate funding.

         On February 6, 2007, we announced the manufacture and release for shipment of OXYGENT for the clinical trials planned in France and the PRC. Alliance successfully completed the contract manufacture of OXYGENT clinical trial material. However, on March 15, 2007, we announced that, in accordance with the current regulations of the sFDA, the supplies for an IND application and clinical development must be manufactured in a facility in the PRC. As a result, Alliance agreed to accelerate the manufacturing technology transfer to Double-Crane, which originally was planned to occur when Phase 3 trials were initiated in the PRC. This technology transfer is underway with Double-Crane completing the manufacturing facility and purchasing the required equipment for emulsion manufacture. Once clinical supplies are manufactured by Double-Crane, Double-Crane has indicated that it will submit its IND application for initiation of the agreed upon clinical development plan. Double-Crane will start a Phase 1 safety trial in Chinese nationals after the sFDA approves the IND application.

         Double-Crane has considerable experience in manufacturing large-volume parenteral and IV solutions and has expressed a desire to supply Alliance with clinical and commercial supplies of OXYGENT from its facilities in the PRC. Supply of OXYGENT to the U.S. would be contingent on Double-Crane's compliance to cGMP and registration with the U.S. FDA.

RESULTS OF OPERATIONS

YEAR ENDED JUNE 30, 2009 AS COMPARED WITH YEAR ENDED JUNE 30, 2008

         Our revenue decreased to $79,000 for the year ended June 30, 2009, compared to $106,000 for the year ended June 30, 2008. The revenues for both years were primarily royalties. The revenue for the current period consists of a buy-out of the remaining royalty stream from these products, which was due to expire in 2013-2014; therefore, we expect no royalty revenue from these products in the future.

         Research and development expenses decreased by $266,000, or 73%, to $97,000 for the year ended June 30, 2009, compared to $363,000 for the year ended June 30, 2008. The decrease in research and development expenses was primarily due to a decrease of $112,000 because of the discontinued clinical trial in France, a refund of $18,000 in clinical trial insurance during the current period, a decrease in contract manufacturing of OXYGENT clinical trial material of $63,000, a decrease of $28,000 in research and development personnel costs, a decrease in preclinical costs of $8,000, a decrease of $19,000 in archiving and storage costs, a decrease in patent expenses of $11,000 and a decrease in travel of $7,000.

         General and administrative expenses decreased by $172,000, or 20%, to $672,000 for the year ended June 30, 2009, compared to $844,000 for the year ended June 30, 2008. The decrease in general and administrative expenses was primarily a decrease of $77,000 in legal and accounting fees, a decrease of $24,000 in rent and other office-related expenses, a decrease of $29,000 in personnel costs, a decrease in $26,000 in annual meeting and other public company costs and a decrease of $16,000 in travel expenses.

         For the year ended June 30, 2009, we recorded a gain on the disposition of an asset of $25,000, which was primarily due to the agreement to terminate all on-going obligations under previous agreements between the Company and Imcor Pharmaceutical Inc. ("Imcor") whereby both companies agreed that the continuing rights and obligations of each company under the terms of their previous agreements were terminated and were of no further force or effect. Imcor paid $25,000 to Alliance in satisfaction of all of Imcor's obligations and liabilities under the terms of the previous agreements. In return, Alliance released Imcor from all liabilities, including future royalty payments, if any.

         For the year ended June 30, 2009, we recorded a net loss on disposition of equipment of $17,000, which was primarily the transfer of $31,000 of equipment, less $11,000 of depreciation, to Double-Crane.

         Investment income decreased to $2,000 for the year ended June 30, 2009, compared to $20,000 for the year ended June 30, 2008. The decrease was primarily a result of a lower cash balance.

         Other income was $252,000 for the year ended June 30, 2009, compared to $188,000 for the year ended June 30, 2008, which were both the result of proceeds recorded from the sale of raw material inventory (which was previously written off).

         Interest expense was $785,000 for the year ended June 30, 2009, a decrease of 10% compared to $874,000 for the year ended June 30, 2008. The decreased expense for the current year was primarily the result of Senior Note conversions during the year.

         For the year ended June 30, 2008, we recorded a loss on modification of debt of $14,000 resulting from the issuance of additional notes during that year in connection with the 2007 Amendment.

LIQUIDITY AND CAPITAL RESOURCES

         Since inception, we have funded our operations primarily through the sale of equity securities, payments under our collaboration agreements and debt financing. From inception to June 30, 2009, we had received $243 million in net proceeds from sales of our equity securities, $260.8 million in payments from collaboration agreements and $74.3 million in debt financing of which $41 million of such debt has been converted into equity and $25.9 million of such debt has been retired through the restructuring of various agreements and the issuance of warrants to purchase our common stock (described more fully below).

         At June 30, 2009, we had approximately $40,000 in cash compared to $6,000 at June 30, 2008. The increase resulted primarily from the net cash provided by operations of $34,000. At June 30, 2009, we had a working capital deficit of $11.5 million, compared to a working capital deficit of $11.6 million at June 30, 2008. The deficit decrease was principally due to the net decrease in the Senior Note principal and accrued interest amounts of $646,000 and $561,000, respectively, partially offset with an increase in accrued interest of $785,000 and deferred compensation of $334,000. Our operations to date have consumed substantial amounts of cash and are expected to continue to do so for the foreseeable future.

         The discussion included in this report assumes that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As discussed in Note 1 to the consolidated financial statements, we lack sufficient working capital to service our debts and to fund our continuing operations through the fiscal year ending June 30, 2010, which raises substantial doubt about our ability to continue as a going concern. As of September 30, 2009, we are in default under the terms of the 2007 Amendment and we owe the holders of our Senior Notes approximately $10.6 million in principal and accrued interest. We currently do not have the resources to repay the Senior Notes. If the holders of our Senior Notes demand repayment, and we are unable to do so, the holders of our Senior Notes may be able to force our liquidation. In the event of our liquidation, it is highly unlikely the holders of our equity securities will receive any of the proceeds of such liquidation. Net cash provided by operating activities totaled $34,000 for the year ended June 30, 2009, compared to net cash used in operations of $868,000 for the year ended June 30, 2008. The change in net cash during the year ended June 30, 2009 was primarily due to the suspension of the clinical trial in France in November 2007, the completion of production of clinical trial material in an FDA-approved GMP facility, and a decrease in rent, personnel and other cost-cutting steps.

         There was no cash provided by financing activities for the years ended June 30, 2009 and June 30, 2008.

         During September 2008, our Board of Directors determined that it was in the best interests of our shareholders to terminate all on-going obligations under previous agreements between the Company and Imcor Pharmaceutical Co. ("Imcor"); therefore, the Company entered into a settlement agreement with Imcor (the "2008 Imcor Agreement") and, as of the effective date, both companies agreed that the continuing rights and obligations of each company under the terms of the previous agreements were terminated and were of no further force or effect. Imcor paid $25,000 to Alliance in satisfaction of all of Imcor's obligations and liabilities under the terms of the previous agreements and $1,000 in legal fees incurred in connection with the Company's negotiation and execution of the 2008 Imcor Agreement. In return, Alliance released Imcor from all liabilities, including future royalty payments, if any. As a result of the 2008 Imcor Agreement, the Company determined that there will be no future IMAGENT(R) earn-out payments.

         We no longer have working capital to fund our operations; therefore, in addition to seeking to complete a Qualified Financing, we are seeking additional collaborative research and development relationships with suitable corporate partners for our products. Because adequate funds have not been available to us in the past, we have already delayed our OXYGENT development efforts and have delayed, scaled back, and/or eliminated one or more of our other product development programs.

         At June 30, 2009, the following approximate debt obligations were outstanding:

         (a)  $247,000 owed to various vendors;

         (b) $549,000 in accrued expenses, including $474,000 in deferred compensation;

         (c)  $100,000 in deferred revenue;

         (d) $10.6 million in Senior Notes, including $3.1 million in accrued interest;

         (e) $750,000 in deferred royalty payments to be paid through future IMAGENT earn-out payments. In September 2008, we entered into a settlement agreement that terminated any future IMAGENT royalty payments to us.

SUBSEQUENT EVENTS

         On September 11, 2009, Theodore Roth resigned from the Board of Directors of the Company. Mr. Roth's resignation reflects his decision to reduce his time commitment to service on boards and did not result from any disagreement with the Company.

CRITICAL ACCOUNTING POLICIES

         We prepare our financial statements in conformity with accounting principles in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable, based upon the information available to us. These estimates and assumptions affect the reported balances and amounts within our consolidated financial statements and supporting notes thereto. Our critical accounting policies are disclosed in Note 1 to our accompanying consolidated financial statements.

OFF-BALANCE SHEET FINANCING ARRANGEMENTS

         As of June 30, 2009, we did not have any off-balance sheet financing arrangements or any equity ownership interests in any variable interest entity or other minority-owned ventures.


ITEM 7.  FINANCIAL STATEMENTS

                          ALLIANCE PHARMACEUTICAL CORP.
                          -----------------------------

             TABLE OF CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS
             ------------------------------------------------------

                                                                        Page No.
                                                                        --------

Consolidated Balance Sheet at June 30, 2009                             20

Consolidated Statements of Operations for the Years                     21
         Ended June 30, 2009 and 2008

Consolidated Statements of Stockholders' Deficit for the Years          22
         Ended June 30, 2009 and 2008

Consolidated Statements of Cash Flows for the Years                     23
         Ended June 30, 2009 and 2008

Notes to Consolidated Financial Statements                              24


ALLIANCE PHARMACEUTICAL CORP.
CONSOLIDATED BALANCE SHEET
-----------------------------------------------------------------------------------


                                                                      JUNE 30, 2009
                                                                      -------------
ASSETS                                                                 (UNAUDITED)
------
CURRENT ASSETS:
   Cash                                                               $      40,000
                                                                      -------------
           Total current assets                                              40,000

PROPERTY AND EQUIPMENT - NET                                                 33,000
                                                                      -------------
                                                                      $      73,000
                                                                      =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                   $     247,000
   Accrued expenses                                                         549,000
   Deferred revenue                                                         100,000
   Senior notes payable and accrued interest                             10,643,000
                                                                      -------------
           Total current liabilities                                     11,539,000

OTHER LIABILITIES                                                           750,000
                                                                      -------------

           Total liabilities                                             12,289,000
                                                                      -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
   Preferred stock - $0.01 par value; 5,000,000 shares authorized;
   Common stock - $0.01 par value; 150,000,000 shares authorized;
      67,316,592 shares issued and outstanding                              673,000
   Additional paid-in capital                                           487,917,000
   Accumulated deficit                                                 (500,806,000)
                                                                      -------------
           Total stockholders' deficit                                  (12,216,000)
                                                                      -------------
                                                                      $      73,000
                                                                      =============

             SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                      -20-

ALLIANCE PHARMACEUTICAL CORP.
CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                          Year ended June 30, 2009
                                                          ------------------------
                                                                (UNAUDITED)
REVENUES:
    Royalty, license and research                            $           79,000
                                                             ------------------

OPERATING EXPENSES:
    Research and development                                             97,000
    General and administrative                                          672,000
                                                             ------------------
                                                                        769,000
                                                             ------------------
LOSS FROM OPERATIONS                                                   (690,000)

INVESTMENT INCOME                                                         2,000
OTHER INCOME                                                            252,000
INTEREST EXPENSE                                                       (785,000)
NET LOSS ON DISPOSITION OF EQUIPMENT                                    (17,000)
GAIN ON DISPOSITION OF ASSETS AND LIABILITIES                            25,000
                                                             ------------------
NET LOSS                                                     $       (1,213,000)
                                                             ==================

NET LOSS PER COMMON SHARE, BASIC AND DILUTED                 $            (0.02)
                                                             ==================

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED               62,903,000
                                                             ==================


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                      -21-

ALLIANCE PHARMACEUTICAL CORP.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
------------------------------------------------------------------------------------------------------------------------------------

                                        CONVERTIBLE
                                      PREFERRED STOCK        COMMON STOCK            ADDITIONAL                           TOTAL
                                ----------------------- -------------------------     PAID-IN        ACCUMULATED       STOCKHOLDERS'
                                   Shares      Amount       SHARES       AMOUNT       CAPITAL          DEFICIT           DEFICIT
                                ------------ ---------- ------------- -----------  --------------  ---------------    --------------

                                ------------ ---------- -------------  ----------  --------------  ---------------    --------------
BALANCES AT JUNE 30, 2008                 -          -    60,216,000     602,000      486,760,000      (499,593,000)    (12,231,000)
     Issuance of common stock
         upon conversion of
         senior notes and
         accrued interest                 -          -     7,101,000      71,000        1,135,000                 -       1,206,000
     Compensatory stock
         options                          -          -             -           -           22,000                 -          22,000
     Net loss                             -          -             -           -                -        (1,213,000)     (1,213,000)
                                ------------ ---------- ------------- -----------  --------------  -----------------  --------------
BALANCES AT
JUNE 30, 2009 (UNAUDITED)                 -  $       -    67,317,000  $  673,000   $  487,917,000  $   (500,806,000)  $ (12,216,000)
                                ============ ========== ============= ===========  ==============  =================  ==============


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                      -22-

ALLIANCE PHARMACEUTICAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
---------------------------------------------------------------------------------------------

                                                                     Year Ended June 30, 2009
                                                                     ------------------------
                                                                           (UNAUDITED)
OPERATING ACTIVITIES:
   Net loss                                                                $(1,213,000)
   Adjustments to reconcile net loss to net cash
       used in operating activities:
           Depreciation and amortization                                        34,000
           Accrued interest on senior notes                                    785,000
           Compensatory stock options                                           22,000
           Net loss on disposal of equipment                                    17,000
           Changes in operating assets and liabilities:
              Other assets                                                      56,000
              Accounts payable, accrued expenses and other                     333,000
                                                                           -----------
Net cash provided by operating activities                                       34,000
                                                                           -----------


FINANCING ACTIVITIES:
   Advances from related party                                                 100,000
   Payment of related party advances                                          (100,000)
                                                                           -----------
Net cash provided by financing activities                                           --
                                                                           -----------

DECREASE IN CASH AND CASH EQUIVALENTS                                           34,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                 6,000
                                                                           -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                 $    40,000
                                                                           ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
   Issuance of common stock upon conversion of senior notes and interest   $ 1,207,000
                                                                           ===========
   Financing of Directors & Officers insurance                             $    13,000
                                                                           ===========

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


ALLIANCE PHARMACEUTICAL CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
------------

         Alliance Pharmaceutical Corp. and its subsidiaries (collectively, the "Company," "Alliance," "we" or "us") are engaged in identifying, designing and developing novel medical products. Currently, the Company is focused on developing its lead product, OXYGENT(TM), an intravascular oxygen carrier designed to augment oxygen delivery in surgical patients.

LIQUIDITY AND BASIS OF PRESENTATION
-----------------------------------

         The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. The Company has incurred operating losses through June 30, 2009 and has negative working capital at that date of approximately $11.5 million. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

         As discussed in Notes 4 and 6, in June 2004, the Company completed a private placement financing with net proceeds to the Company of approximately $10 million from the sale of common stock (the "June 2004 Private Placement"). In September 2004, the terms of the June 2004 Private Placement were renegotiated by mutual agreement of the Company and investors holding approximately $10.7 million of the original $11 million invested by the various investors in the June 2004 Private Placement. Concurrently, the investors who elected to rescind the June 2004 Private Placement were issued senior convertible promissory notes in like investment amounts (the "Senior Notes"), which, unless previously converted, were to mature and the unpaid principal, together with accrued interest, was to become due and payable on March 24, 2006. Because the holders of the Senior Notes were willing to renegotiate their terms, the maturity date of the Senior Notes was extended to April 1, 2007; however, the Company did not have the resources to repay the Senior Notes on April 1, 2007. The Company requested that each holder of a Senior Note execute an amendment to extend the maturity date of the Senior Note from April 1, 2007 to June 30, 2008 under certain conditions, which we did not meet in a timely manner (see Note 4). This amendment was approved by substantially all of the Senior Note holders. The Company is continuing to seek additional financing to fund its continuing operations. We have not yet identified a source of the funds, nor do we know if we will be able to do so. Failure to obtain such financing would likely result in the liquidation of our Company. It is unlikely that our shareholders would receive any of the proceeds from such liquidation. Because adequate funds have not been available to the Company in the past, the Company has already delayed its OXYGENT development efforts and has delayed, scaled back, and/or eliminated one or more of its other product development programs. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

PRINCIPLES OF CONSOLIDATION
---------------------------

         The accompanying consolidated financial statements include the accounts of Alliance Pharmaceutical Corp., the accounts of its wholly owned subsidiaries
- Molecular Biosystems, Inc. ("MBI") and its majority-owned subsidiaries - Talco Pharmaceutical, Inc. and PFC Therapeutics, LLC ("PFC Therapeutics"). All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES
----------------

         The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and disclosures made in the accompanying notes to the consolidated financial statements. Significant estimates made by management include, among others, recoverability of property and equipment and the valuation of deferred tax assets, stock options and derivative liabilities. Actual results could differ from these estimates.

PROPERTY AND EQUIPMENT
----------------------

         Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Major betterments and renewals are capitalized, while routine repairs and maintenance are charged to expense when incurred.

         The Company assesses the recoverability of property and equipment by determining whether such assets can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is measured based on fair value and is charged to operations in the period in which impairment is determined by management. At June 30, 2009, management has determined that there is no impairment of property and equipment. There can be no assurance, however, that market conditions will not change, which could result in future property and equipment impairment.

REVENUE RECOGNITION
-------------------

         The Company recognizes revenue in accordance with Staff Accounting Bulletin ("SAB") No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS," as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, or services have been performed, the price is fixed or readily determinable and collectibility is probable.

         Revenue is deferred until all contractual obligations have been satisfied.

         RESEARCH AND DEVELOPMENT REVENUES UNDER COLLABORATIVE AGREEMENTS
         ----------------------------------------------------------------

         Research and development revenues under collaborative agreements are recognized as the related expenses are incurred, up to contractual limits. Payments received under these agreements that are related to future performance are deferred and recorded as revenue as they are earned over the specified future performance period. Revenue related to nonrefundable, upfront fees are recognized over the period of the contractual arrangements as performance obligations related to the services to be provided have been satisfied. Revenue related to milestones is recognized upon completion of the milestone's performance requirement.

         LICENSING AND ROYALTY REVENUES
         ------------------------------

         Licensing and royalty revenues for which no services are required to be performed in the future are recognized immediately, if collectability is reasonably assured.

          RAW MATERIAL REVENUES
          ---------------------

         The Company recognizes revenues from the sales of raw material upon shipment, at which time title transfers and the Company has no further obligation. Such sales in the amount of $252,000 and $188,000 were recorded during the fiscal years ended June 30, 2009 and June 30, 2008, respectively, in connection with raw material that the Company does not market. Inventory associated with the sales of these raw materials is carried at zero value. The amounts earned for these sales were recorded as other income in the accompanying condensed consolidated statements of operations.

RESEARCH AND DEVELOPMENT EXPENSES
---------------------------------

         Research and development expenditures are charged to expense as incurred. Research and development expenditures include the cost of salaries and benefits for clinical, scientific, manufacturing, engineering and operations personnel, payments to outside researchers for preclinical and clinical trials and other product development work, payments related to facility lease and utility expenses, depreciation and amortization, patent costs, as well as other expenditures. During the years ended June 30, 2009 and 2008, the Company incurred research and development expenses of approximately $97,000 and $363,000, respectively. The research and development costs for the current period are primarily costs associated with filing a new patent in certain countries, and archiving and storage costs.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

         The carrying amount of certain of the Company's financial instruments as of June 30, 2009 approximate their respective fair values because of the short-term nature of these instruments. Such instruments consist of cash, accounts payable, accrued expenses and other liabilities. The carrying value of debt approximates fair value as the related interest rate approximates a rate currently available to the Company.

COMPUTATION OF NET LOSS PER COMMON SHARE
----------------------------------------

         Basic loss per share was computed by dividing the net loss by the weighted average number of common shares outstanding during the period. All potential dilutive common shares have been excluded from the calculation of diluted loss per share for the years ended June 30, 2009 and 2008, as their inclusion would be anti-dilutive. The outstanding potentially dilutive common shares totaled approximately 62,605,000 and 65,088,000 at June 30, 2009 and 2008, respectively.

INCOME TAXES
------------

         The Company accounts for income taxes in accordance with the asset and liability method for financial accounting and reporting purposes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

ACCOUNTING FOR STOCK-BASED COMPENSATION
---------------------------------------

         At June 30, 2009, the Company has two stock-based employee compensation plans.

         Statement of Financial Accounting Standards ("SFAS") No. 123 (revised
2004), "SHARE-BASED PAYMENT" ("SFAS No. 123(R)") requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations.

         Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. As stock-based compensation expense recognized in the condensed consolidated statement of operations for the fiscal year ended June 30, 2009 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The estimated average forfeiture rate was based on historical forfeiture experience and estimated future employee forfeitures.

         SFAS No. 123(R) requires cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows. Due to the Company's loss position, there were no such tax benefits during the fiscal year ended June 30, 2009.

DESCRIPTION OF PLANS
--------------------

         The Company's stock option plans provide for grants of options to employees and directors of the Company to purchase the Company's shares, as determined by management and the board of directors, at the fair value of such shares on the grant date. The options generally vest over a four- to five-year period beginning on the date of grant up to one year after the date of grant and have a ten-year term. As of June 30, 2009, the Company is authorized to issue up to 8,100,000 shares under these plans and has 4,112,110 shares available for future issuance.

SUMMARY OF ASSUMPTIONS AND ACTIVITY
-----------------------------------

         The fair value of stock-based awards to employees and directors is calculated using the Black-Scholes option pricing model, even though the model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restriction, which differ significantly from the Company's stock options. The Black-Scholes model also requires subjective assumptions regarding future stock price volatility and expected time to exercise, which greatly affect the calculated values. The expected term of options granted is derived from historical data on employee exercises and post-vesting employment termination behavior. The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant. The expected volatility is based on the historical volatility of our common stock. These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

         The fair value of options at date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions for 2009 and 2008, respectively: risk-free interest rate range of 1.83% to 4.05% for both years; dividend yield of 0% for both years; volatility factor of 315% and 264%; and a weighted-average expected term of 7 years for both years. The estimated weighted average fair value at grant date for the options granted during 2008 was $0.03 per option. There were no options granted in fiscal year 2009.

         A summary of option activity as of June 30, 2009 and changes during the year then ended is presented below:


                                                                                      JUNE 30, 2009
                                                        ----------------------------------------------------------------
                                                                                     WEIGHTED-AVERAGE
                                                                             ------------------------------
                                                                                                REMAINING      AGGREGATE
                                                                                                CONTRACTUAL    INTRINSIC
                                                           SHARES             EXERCISE PRICE    TERM            VALUE
                                                        ----------------------------------------------------------------
Options outstanding at July 1, 2008                         2,703,800             $ 3.49          5.84
Options granted                                                     -
Options forfeited/expired                                     (68,100)
Options exercised                                                   -
                                                        ---------------------------------
Options outstanding at June 30, 2009                        2,635,700             $ 3.04          4.96              $ -
                                                        ----------------------------------------------------------------
Unvested options expected to vest at June 30, 2009            465,500             $ 0.23          5.83              $ -
                                                        ----------------------------------------------------------------
Options exercisable at June 30, 2008                        2,160,700             $ 3.66          4.77              $ -
                                                        ================================================================


         Upon the exercise of options, the Company issues new shares from its authorized shares.

         As of June 30, 2009 and June 30, 2008, there was approximately $32,000 and $15,000, respectively, net of estimated forfeitures, of total unrecognized compensation cost related to employee and director stock option compensation arrangements. That cost is expected to be recognized on a straight-line basis over the next four years on average. The total fair value of shares vested during the year ended June 30, 2009 related to employee and director options and options issued to consultants was approximately $20,000 and $2,000 respectively, net of estimated forfeitures. The total fair value of shares vested during the year ended June 30, 2008 related to employee and director options and options issued to consultants was approximately $35,000 and $6,000 respectively, net of estimated forfeitures.

         During the year ended June 30, 2009, the Company allocated $20,000 of the stock-based compensation expense related to employee and director stock options to general and administrative expenses and $2,000 of the stock-based compensation expense related to consultant stock options to research and development expenses. During the year ended June 30, 2008, the Company allocated $35,000 of the stock-based compensation expense related to employee and director stock options to general and administrative expenses and $6,000 of the stock-based compensation expense related to consultant stock options to research and development expenses.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

         In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS." SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accounting principals generally accepted in the U.S. and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent that other accounting pronouncements require or permit fair value measurements. SFAS No. 157 emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability. Companies that have assets and liabilities measured at fair value will be required to disclose information that enables the users of its financial statements to access the inputs used to develop those measurements. The reporting entity is encouraged, but not required, to combine the fair value information disclosed under this statement with the fair value information disclosed under other accounting pronouncements. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FSP 157-2, "EFFECTIVE DATE OF FASB STATEMENT NO. 157", which delays the effective date of SFAS No. 157 for non-financial assets and liabilities to fiscal years beginning after November 15, 2008. On July 1, 2008, the Company adopted SFAS No. 157 for financial assets and liabilities. The adoption did not have a material effect on the Company's results of operations and financial position. The Company is in the process of evaluating the impact of adoption of SFAS No. 157 for non-financial assets and liabilities, but does not anticipate that the adoption will have a material impact on its consolidated financial statements.

         In December 2007, the FASB issued SFAS No. 141(R), "BUSINESS COMBINATIONS" ("SFAS No. 141(R)"). SFAS No. 141(R) requires acquiring entities in a business combination to recognize the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) is effective in fiscal years beginning after December 15, 2008. The Company expects to adopt SFAS No. 141(R) on July 1, 2009. The Company is currently assessing the impact the adoption of SFAS No. 141(R) will have on its consolidated financial statements.

         In December 2007, the FASB issued SFAS No. 160, "NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS" ("SFAS No. 160"). SFAS No. 160 requires entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. SFAS No. 160 is effective in fiscal years beginning after December 15, 2008. The Company expects to adopt SFAS No. 160 on July 1, 2009. The Company is currently assessing the impact the adoption of SFAS No. 160 will have on its consolidated financial statements.

         In June 2008, the FASB ratified EITF No. 07-5, "DETERMINING WHETHER AN INSTRUMENT (OR EMBEDDED FEATURE) IS INDEXED TO AN ENTITY'S OWN STOCK," ("EITF 07-5"). EITF 07-5 provides guidance for determining whether an equity-linked financial instrument, or embedded feature, is indexed to an entity's own stock. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, and will be adopted by the Company in the first quarter of fiscal year 2010. The Company is currently assessing the potential impact, if any, of the adoption of EITF 07-5 on its consolidated results of operations and financial condition.

2.  FINANCIAL STATEMENT DETAILS

PROPERTY AND EQUIPMENT - NET
----------------------------

         Property and equipment consist of the following at June 30, 2009:

          Furniture, fixtures and equipment                  $         233,000
          Less accumulated depreciation and amortization              (200,000)
                                                             ------------------
                                                             $          33,000
                                                             ==================


OTHER LIABILITIES
-----------------

         Other liabilities consist of $750,000 in deferred royalty payments to be paid through future IMAGENT earn-out payments. In September 2008, we entered into a settlement agreement that terminated any future IMAGENT royalty payments to us

3.  PFC THERAPEUTICS, LLC

         On December 22, 2004, PFC Therapeutics and LEO Pharma A/S ("LEO"), one of the leading Danish research-based pharmaceutical companies that markets significant products within the fields of dermatology, metabolic and cardiovascular diseases and ophthalmology and antibiotics, signed an exclusivity agreement to enter into a license agreement, subject to continued due diligence by LEO, to develop and commercialize OXYGENT in Europe (EU member countries, EU membership applicants, Norway and Switzerland) and Canada (the "LEO Exclusivity Agreement"). The terms of the license agreement, if entered into, will include certain initial and future payments to PFC Therapeutics upon the completion of various regulatory and commercial milestones for OXYGENT development in Europe and royalties on commercial sales of OXYGENT in Europe and Canada. On January 5, 2005, the Company received the non-refundable portion of an exclusivity fee of $100,000 per the terms of the LEO Exclusivity Agreement. Because the amendment discussed below extends LEO's due diligence time-period, this amount has been deferred and is included in current liabilities in the accompanying consolidated balance sheets at June 30, 2008 and June 30, 2009.

         On February 25, 2005, PFC Therapeutics and LEO agreed to amend the LEO Exclusivity Agreement. The amendment extends the period of time in which LEO may undertake its due diligence investigation from March 1, 2005 to a date that is sixty (60) days after submission by us to LEO of the results of a Phase 2b postoperative ileus study. The postoperative ileus endpoints will be incorporated in the Phase 2 clinical study described below. The remaining terms of the LEO Exclusivity Agreement remain in full force and effect.

         On May 13, 2005, PFC Therapeutics and Beijing Double-Crane Pharmaceutical Co., Ltd. ("Double-Crane"), the market leader for IV solutions and one of the largest pharmaceutical companies in the People's Republic of China (the "PRC"), entered into a development, license and supply agreement ("Double-Crane Agreement") for the development of OXYGENT in the PRC. Pursuant to the Double-Crane Agreement, Double-Crane made an upfront license fee payment and will make certain milestone and royalty payments to the Company. The upfront license fee of $500,000 was deferred until the Company's obligations to perform were satisfied. These obligations included the transfer and translation of all intellectual property, preclinical, clinical and regulatory data necessary for Double-Crane's clinical development and Investigational New Drug ("IND") application to the State Food and Drug Administration PRC (the "SFDA"). This transfer and all other corresponding obligations were completed and such amount was recognized as license revenue at June 30, 2007.

         Double-Crane intends to pursue an intraoperative and postoperative transfusion avoidance endpoint. Double-Crane's clinical development plan incorporates a new protocol design that is intended to build on the previously conducted Alliance Phase 2 and Phase 3 clinical trials. In these studies, the efficacy of OXYGENT in terms of drug activity (i.e., its ability to deliver oxygen) enabled patients to remain physiologically stable at lower intraoperative hemoglobin ("Hb") levels. OXYGENT was shown to be statistically better than blood in reversing, as well as maintaining reversal of, physiological transfusion triggers. Importantly, the Double-Crane study will not employ any blood harvesting techniques (i.e., acute normovolemic hemodilution or intraoperative autologous donation), which were implicated in safety issues in a previous Alliance Phase 3 clinical trial.

         Double-Crane is obligated pursuant to its agreement with Alliance to conduct clinical trials in the PRC in accordance with the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (the "ICH") Guidelines, which would allow Alliance to use any data derived from the clinical trials in other countries.

         Double-Crane will manufacture OXYGENT in the PRC after obtaining approval from the regulatory authorities in the PRC and they will also have a right of first refusal to add specific additional countries to the Double-Crane Agreement upon further negotiation with the Company.

4.  DEBT OBLIGATIONS

SENIOR NOTES PAYABLE
--------------------

         On July 2, 2004, Nycomed Denmark ApS ("Nycomed") notified the Company that it was unilaterally terminating its Development, Assignment and Supply Agreement (the "Nycomed Agreement") effective August 16, 2004. Subsequently, a dispute arose between the Company and some of its investors who participated in the June 2004 Private Placement. After considering all of the facts and circumstances relevant to the dispute, the Company's Board of Directors determined that it was in the Company's and the Company's stockholders' best interests to offer, as a settlement of the dispute, to rescind the June 2004 Private Placement.

         On September 24, 2004, investors holding 30,546,423 shares of common stock and warrants to purchase 22,909,821 shares of common stock representing approximately $10.7 million of the $11 million invested in the June 2004 Private Placement elected to rescind the June 2004 Private Placement. In doing so, each of these investors returned to the Company its stock certificate representing the number of shares and the warrant that it received in the June 2004 Private Placement for cancellation. Immediately thereafter, these same investors entered into the Senior Note Purchase Agreement whereby the Company issued to such investors Senior Notes convertible into common stock at $0.25 per share, which was subsequently amended (see below), in principal amounts equal to the amounts such investors invested in the June 2004 Private Placement.

         After giving effect to both transactions, the Company issued 880,714 shares of common stock and warrants to purchase 660,536 shares of common stock in the June 2004 Private Placement, and the Company issued Senior Notes in an aggregate principal amount of approximately $10.7 million.

         The Senior Notes were due March 24, 2006, and bore interest at 6% per annum. In April 2006, the Company entered into the 2006 Amendment with each of the existing holders of Alliance's Senior Notes. Pursuant to the 2006 Amendment, the maturity date of each outstanding Senior Note was extended from March 24, 2006 to April 1, 2007. The conversion price of each Senior Note was reduced from $0.25 to $0.17, and the interest that accrued on each Senior Note from March 25, 2006 through April 1, 2007 was increased from 6% to 10% per annum. In addition to the amounts due under the Senior Notes, the holders of the Senior Notes were entitled to receive up to an aggregate of $11.4 million in payments based on future royalties from OXYGENT product sales (or under certain conditions from milestone payments) payable at a rate equal to 50% of such payments Alliance actually receives.

         On May 15, 2007, Alliance entered into an amendment (the "2007 Amendment") of its Senior Convertible Promissory Note Purchase Agreement and Registration Rights Agreement (as amended by the 2006 Amendment) with essentially all of the existing holders of the Senior Notes. Pursuant to the 2007 Amendment, the maturity date of each outstanding Senior Note was extended as follows:

         (a) The maturity date was extended from April 1, 2007 to the date ninety (90) days after the date of the 2007 Amendment. If the Company received more than $1.5 million but less than $3 million in connection with a Qualified Financing (as defined in the 2007 Amendment) prior to the expiration of the ninety (90) days (which the Company did not receive), the maturity date would have been automatically extended to the date that is one hundred eighty (180) days after the date of the 2007 Amendment; and

         (b) If the Company received at least $3 million in connection with a Qualified Financing prior to the extended maturity date, the maturity date would automatically become June 30, 2008.

         The holders of the Senior Notes also agreed to subordinate their rights to any debt that is issued in a Qualified Financing. Further, any financing that qualified as a Qualified Financing would not require additional approval from the Senior Note holders.

         Alliance also agreed to issue to each current holder of a Senior Note an additional note with principal amount equal to 20% of the outstanding principal amount of such Senior Note on the date of the 2007 Amendment, which resulted in Alliance issuing new promissory notes in the aggregate principal amount of approximately $1.8 million, which was recorded as a loss on modification of debt and was expensed in the consolidated statement of operations during the year ended June 30, 2007. These new notes bear interest at the rate of 10% per annum, matured on June 30, 2008 and are convertible into common stock of Alliance on the same terms as the Senior Notes at such time as Alliance has a sufficient number of authorized and unreserved shares of common stock to accommodate such conversion.

         The Company further agreed to an increase of 20% to the current royalty/milestone payment participation amounts set forth in the 2006 Amendment. Under the 2006 Amendment, Senior Note holders receive 50% of the total amounts of royalties and milestones received by the Company from third parties until 100% of the payment participation amounts have been received. The Senior Note holders who held their Senior Notes through June 30, 2008 will now receive payment sharing until 120% of the payment participation amounts have been received.

         The Company was unable to complete a Qualified Financing by the requisite dates. As a result, the Company is in default under the Senior Notes in the aggregate principal and interest amount of approximately $10.6 million. Alliance is continuing to seek additional financing that would qualify as a Qualified Financing for the purpose of funding its support of Double-Crane's development of OXYGENT in the PRC.

         The discussion included in this report assumes that we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As discussed in Note 1 to the consolidated financial statements, we lack sufficient working capital to service our debts and to fund our continuing operations through the fiscal year ending June 30, 2010, which raises substantial doubt about our ability to continue as a going concern. As of September 30, 2009, we are in default under the terms of the 2007 Amendment and we owe the holders of our Senior Notes approximately $10.6 million in principal and accrued interest. We currently do not have the resources to repay the Senior Notes. If the holders of our Senior Notes demand repayment, and we are unable to do so, the holders of our Senior Notes may be able to force our liquidation. In the event of our liquidation, it is highly unlikely the holders of our equity securities will receive any of the proceeds of such liquidation.

         During the fiscal year ended June 30, 2009, holders of certain Senior Notes converted an aggregate of approximately $646,000 in principal and approximately $561,000 in accrued interest into an aggregate of 7,100,345 shares of our common stock at a conversion price of $0.17 per share. At June 30, 2009, the principal and accrued interest balances approximate $7.5 million and $3.1 million, respectively.

5.  RELATED PARTY TRANSACTION

         During the fiscal year ended June 30, 2009, the Company's Chief Executive Officer advanced $100,000 to the Company (the "Advances"). The Advances were repaid during the period upon receipt of proceeds from the sale of raw material. No interest was accrued or repaid in connection with the Advances.

6.  STOCKHOLDERS' DEFICIT

JUNE 2004 PRIVATE PLACEMENT
---------------------------

         On July 2, 2004, Nycomed notified the Company that it was unilaterally terminating the Nycomed Agreement effective August 16, 2004. Subsequently, a dispute arose between the Company and some of its investors who participated in the June 2004 Private Placement. After considering all of the facts and circumstances relevant to the dispute, the Company's Board of Directors determined that it was in the Company's and the Company's stockholders' best interests to offer, as a settlement of the dispute, to rescind the June 2004 Private Placement, which resulted in the return of 30,546,423 shares of common stock and warrants to purchase 22,909,821 shares of common stock representing approximately $10.7 million and the issuance of Senior Notes (see Note 4) in the same amount.

STOCK OPTION PLANS
------------------

         The Company has a 2000 Stock Option Plan and a 2001 Stock Option Plan, which provide for both incentive and non-qualified stock options (the "2000 Plan" and the "2001 Plan"). These plans provide for the granting of options to purchase shares of the Company's common stock (up to an aggregate of 2,100,000 and 6,000,000 shares under the 2000 Plan and 2001 Plan, respectively) to directors, officers, employees and consultants. The optionees, date of grant, option price (which cannot be less than 100% and 80% of the fair market value of the common stock on the date of grant for incentive stock options and non-qualified stock options, respectively), vesting schedule, and term of options, which cannot exceed ten years, are determined by the Compensation Committee of the Board of Directors.

         The following table summarizes information concerning outstanding and exercisable stock options at June 30, 2009:

                                      Weighted        Average
Range of                Number        Average        Remaining         Number    Weighted Average
Exercise Price        outstanding  Exercise Price Contractual Life   Exercisable  Exercise Price
--------------------------------------------------------------------------------------------------
     $0.03                7,500       $0.03           8.92               7,500          $0.03
     $0.11              382,500       $0.11           6.31             232,500          $0.11
  $0.13 - $0.25         146,000       $0.16           5.47             133,500          $0.17
     $0.29            1,350,000       $0.29           5.54           1,037,500          $0.29
  $0.41 - $0.44         312,500       $0.41           4.97             312,500          $0.41
  $3.10 - $4.90         226,000       $3.15           2.35             226,000          $3.15
     $13.75             106,700       $13.75          1.27             106,700         $13.75
 $33.44 - $64.38        104,500       $50.29          0.89             104,500         $50.29

                   -------------                                 --------------
                      2,635,700       $3.04           4.96           2,160,700          $3.66
                   =============                                 ==============

         At June 30, 2008, 2,201,300 options were exercisable at a weighted average exercise price of $4.24 per share.

WARRANTS

         At June 30, 2009, the Company had no outstanding warrants. Warrants to purchase 2,231,893 shares of common stock at prices ranging from $0.17 to $0.50 per share expired on June 8, 2009. During the years ended June 30, 2009 and 2008, the Company did not grant any warrants and no warrants were exercised.

         The following table summarizes common shares reserved for issuance at June 30, 2009 on exercise or conversion of:

     Senior Notes and accrued interest                              62,605,317
     Common stock options (1)                                        6,747,810
                                                        -----------------------
     Total common shares reserved for issuance                      69,353,127
                                                        =======================
     (1) Includes 4,112,110 options available to be issued.


7.  COMMITMENTS AND CONTINGENCIES

LEASES
------

         The Company leases the facilities in which it operates on a month-by-month basis. Payments for the office facilities approximate $900 per month.

         Rental expense for operating leases approximated $33,000 and $55,000 for the years ended June 30, 2009 and 2008, respectively. Estimated rental obligations under a month-by-month lease would be $11,000 for fiscal 2010.

INDEMNIFICATION OBLIGATIONS
---------------------------

         The Company has undertaken certain indemnification obligations pursuant to which it may be required to make payments to an indemnified party in relation to certain transactions. The Company has agreed to indemnify its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of New York. In connection with its facility leases, the Company has agreed to indemnify its lessors for certain claims arising from the use of the facilities. In connection with certain of its debt, stock purchase and other agreements, the Company has agreed to indemnify lenders, sellers and various other parties for certain claims arising from the Company's breach of representations, warranties and other provisions contained in the agreements. The duration of certain of these indemnification obligations does not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities in the accompanying consolidated balance sheet.

8.  SUBSEQUENT EVENTS

         On September 11, 2009, Theodore Roth resigned from the Board of Directors of the Company. Mr. Roth's resignation reflects his decision to reduce his time commitment to service on boards and did not result from any disagreement with the Company.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE None.

ITEM 8A. CONTROL AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

         The Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), of the effectiveness of the Company's disclosure controls and procedures. Based upon that evaluation, the CEO and CFO concluded that as of June 30, 2009 our disclosure controls and procedures were effective in timely alerting them to the material information relating to the Company (or the Company's consolidated subsidiaries) required to be included in the Company's periodic filings with the SEC, subject to the various limitations on effectiveness set forth below under the heading, "Limitations on the Effectiveness of Internal Controls", such that the information relating to the Company, required to be disclosed in SEC reports
(i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and (ii) is accumulated and communicated to the Company's management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

         Under Section 404 of the Sarbanes-Oxley Act of 2002, management is required to assess the effectiveness of the Company's internal control over financial reporting as of the end of the fiscal year and report, based on that assessment, whether the Company's internal control over financial reporting is effective.

         Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company's internal control over financial reporting is designed to provide reasonable assurance as to the reliability of the Company's financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles in the U.S.

         Internal controls over financial reporting, no matter how well designed, have inherent limitations. Therefore, internal controls over financial reporting determined to be effective can provide only reasonable assurance with respect to financial statement preparation and may not prevent or detect all misstatements. Moreover, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

         The Company's management has assessed the effectiveness of the Company's internal control over financial reporting as of June 30, 2009. Based on this evaluation, management concluded that our internal control over financial reporting was effective as of June 30, 2009. In making this assessment, the Company used the criteria established by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") in "Internal Control-Integrated Framework." These criteria are in the areas of control environment, risk assessment, control activities, information and communication, and monitoring.

         This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this annual report.

CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

         There were no significant changes made in our internal control over financial reporting during the year ended June 30, 2009 that have materially affected or are reasonably likely to materially affect this internal control system. Thus, no corrective actions with regard to significant deficiencies or material weaknesses were necessary.

ITEM 8B.  OTHER INFORMATION

         None.


                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND CORPORATE GOVERNANCE; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT DIRECTORS OF THE COMPANY

         The following are the directors of the Company:

Name                       Position                                          Age
----                       --------                                          ---
Duane J. Roth              Chairman and Chief Executive Officer              59
Pedro Cuatrecasas, M.D.    Director                                          73
Carroll O. Johnson         Director                                          76
Stephen M. McGrath         Director                                          74
Jean G. Riess, Ph.D.       Director                                          73
Theodore D. Roth*          Director                                          58

*Mr. T Roth resigned from the Board of Directors on September 11, 2009.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS

         DUANE J. ROTH. Mr. D. Roth has served as a director of the Company since 1985. He has served as Chief Executive Officer of the Company since 1985 and as Chairman since October 1989. Prior to joining the Company, Mr. D. Roth served as President of Analytab Products, Inc., an American Home Products company (now Wyeth) involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. D. Roth also serves as CEO of CONNECT, a non-profit technology business accelerator in San Diego. Mr. D. Roth does not qualify as an "independent" director within the meaning of Rule 4200(a)(15) of the Listing Standards of the National Association of Securities Dealers ("NASD") because he is currently employed as our Chief Executive Officer.

         PEDRO CUATRECASAS, M.D. Dr. Cuatrecasas was elected as a director of the Company in August 1996. He has over 35 years of experience in the pharmaceutical industry. Dr. Cuatrecasas retired from the positions of Vice President of Warner-Lambert Company and President, Parke-Davis Pharmaceutical Research on December 31, 1996, positions he had held since 1989. During the previous four years, he had been Senior Vice President of Research and Development and Director of Glaxo, Inc. For the prior ten years, he was Vice President of Research, Development and Medical and Director of Burroughs Wellcome Company. Dr. Cuatrecasas is a member of the National Academy of Sciences and the Institute of Medicine. He is currently an independent consultant in pharmaceutical research, an Adjunct Professor in Medicine and Pharmacology at the University of California in San Diego. He received his M.D. from Washington University School of Medicine. Dr. Cuatrecasas qualifies as an "independent" director within the meaning of Rule 4200(a)(15) of the NASD Listing Standards.

         CARROLL O. JOHNSON. Mr. Johnson has served as a director of the Company since 1989. In 2004, he retired as President of Research Management, Inc., an independent contract research organization that provided services to the pharmaceutical industry. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force that introduced three major products. Mr. Johnson qualifies as an "independent" director within the meaning of Rule 4200(a)(15) of the NASD Listing Standards.

         STEPHEN M. MCGRATH. Mr. McGrath has served as a director of the Company since 1989. In May 1998, he retired as Executive Vice President of CIBC World Markets, Inc. and as the Director of its Corporate Finance Department. For the eleven years prior to his employment by CIBC Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co. Mr. McGrath qualifies as an "independent" director within the meaning of Rule 4200(a)(15) of the NASD Listing Standards.

         JEAN G. RIESS, PH.D. Professor Riess has served as a director of the Company since 1989. Until his retirement in 1996, he had been the Director of Laboratoire de Chimie Moleculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 380 publications. For more than 20 years, Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. He has directed research in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization and in surfactant self-aggregation. Dr. Riess qualifies as an "independent" director within the meaning of Rule 4200(a)(15) of the NASD Listing Standards.

         THEODORE D. ROTH. Mr. T. Roth served as a director of the Company from 1998. He resigned from the Board of Directors on September 11, 2009. Mr. T. Roth's resignation reflects his decision to reduce his time commitment to service on boards and did not result from any disagreement with the Company.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

         During the fiscal year ended June 30, 2009, there were three meetings of the Board of Directors. In addition, during the fiscal year ended June 30, 2009, each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

         Shareholders may communicate with members of the Company's Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at 7590 Fay Avenue, Suite 404, La Jolla, CA 92037.

         The Board has also established an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

         EXECUTIVE COMMITTEE

         The Executive Committee was established to act when the full Board of Directors is unavailable. The Executive Committee held no meetings during fiscal year 2009. It has all the authority of the Board between meetings of the entire Board as to matters, which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Dr. Cuatrecasas and Mr. D. Roth.

         COMPENSATION COMMITTEE

         The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers and senior management. The Compensation Committee held no meetings during fiscal year 2009. The members of the Compensation Committee are Dr. Cuatrecasas and Messrs. Johnson and McGrath. The Compensation Committee has not adopted a written charter.

         AUDIT COMMITTEE

         The Audit Committee advises and makes recommendations to the Board concerning our internal controls, our independent auditors and other matters relating to our financial activities and reporting. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee held no meetings during fiscal year 2009. The Audit Committee is composed of Messrs. Johnson and McGrath. Our audit committee financial expert is Mr. McGrath. All members of the Audit Committee are independent (as that term is used in Item 7(d)(3) of Schedule 14A under the Exchange Act, as amended, and as defined in Rule 4200(a)(15) of the NASD Listing Standards). The Audit Committee has adopted a written Audit Committee Charter, which requires that the Company's Audit Committee be comprised of three (3) members. Therefore, the Company is actively searching for an alternative independent director who is willing to serve on this committee.

         NOMINATING COMMITTEE

         The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. The Nominating Committee held no meetings during fiscal year 2009. The Nominating Committee is composed of Dr. Riess and Mr. Johnson. All members of the Nominating Committee are independent of management (as that term is defined in Rule 4200(a)(15) of the NASD Listing Standards). The Nominating Committee has not adopted a written Nominating Committee Charter.

         When considering a potential candidate for membership on the Company's Board of Directors, the Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company's Board of Directors by a Shareholder.

         The Nominating Committee will consider shareholder nominations for directors submitted in accordance with the following procedure: A notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a Shareholder proposal as described under "Future Proposals by Shareholders." Such notice must be accompanied by the nominee's written consent, contain information relating to the business, experience and background of the nominee, and contain information with respect to the nominating Shareholder and persons acting in concert with the nominating Shareholder.

CODE OF ETHICS
--------------

         Our Board has adopted a Code of Ethics for the Chief Executive Officer and senior financial officers to govern their conduct.

EXECUTIVE OFFICERS OF THE COMPANY

         The following are the executive officers of the Company:

         DUANE J. ROTH. Mr. Roth has been our Chief Executive Officer since 1985 (see above).

         B. JACK DEFRANCO. Mr. DeFranco, who is 64, has served as our President and Chief Operating Officer since October 2005. From June 2003 to October 2005, Mr. DeFranco was the Senior Vice President and Chief Operating Officer of Imcor Pharmaceutical Co. For the ten years prior to that, Mr. DeFranco was Vice President of Business Development and Marketing with Alliance. Previously, Mr. DeFranco held various management positions in business development, marketing and sales with Smith & Nephew and Johnson and Johnson. In his career he has launched over 20 medical products, many of which were related to blood transfusion safety. Mr. DeFranco holds a BS in Biology from Stephen F. Austin University and an MBA and a Masters in Finance from Fairleigh Dickenson University.

COMPLIANCE WITH 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5s were required for those persons, the Company believes that all reporting requirements under Section 16(a) for the 2009 fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners.

ITEM 10.  EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         Set forth below is information regarding compensation earned by, paid or awarded to the following executive officers during the fiscal year ended June 30, 2009: (i) Duane J. Roth, our Chief Executive Officer ("CEO"); and (ii) B. Jack DeFranco, our President, Chief Operating Officer ("COO") and Chief Financial Officer ("CFO"). The identification of such named executive officers is determined based on the individual's total compensation for the fiscal year ended June 30, 2009, as reported below in the Summary Compensation Table, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals. We refer to these executives collectively as the "Named Executive Officers."

         The following table sets forth for our Named Executive Officers: (i) the dollar value of base salary earned during the fiscal year ended June 30, 2009; and (ii) the dollar value of total compensation for the fiscal year. No compensation in the form of bonuses, stock awards, option awards, non-equity incentive plan awards or other non-salary compensation was paid or granted to the Named Executive Officers during the 2009 fiscal year.

                                SUMMARY COMPENSATION TABLE

                    NAME
                     AND
                  PRINCIPAL                       SALARY       TOTAL
                  POSITION             YEAR         ($)      ($)(a)(b)
          -------------------------- ---------- ------------ ---------

          Duane J. Roth                2009      $120,000      $ -
             Chief Executive
             Officer

          B. Jack DeFranco             2009      $235,000    $19,000
             President, COO, CFO

(a) The Board of Directors has determined that, as in fiscal year 2008, there will be no executive bonuses for fiscal year 2009.
(b) Difference between salary and total has been deferred until funds become available..

EMPLOYMENT AGREEMENTS

         None.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at June 30, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

                                              OPTION AWARDS
                        -------------------------------------------------------------------
                          NUMBER OF    EQUITY INCENTIVE
                         NUMBER OF    SECURITIES      PLAN AWARDS:
                         SECURITIES   UNDERLYING       NUMBER OF
                         UNDERLYING   UNEXERCISED      SECURITIES
                        UNEXERCISED     OPTIONS        UNDERLYING       OPTION
                          OPTIONS         (#)          UNEXERCISED     EXERCISE   OPTION
                            (#)       UNEXERCISABLE  UNEARNED OPTIONS    PRICE  EXPIRATION
       NAME              EXERCISABLE      (a)             (#)             ($)      DATE
----------------------- ------------------------------------------------------------------
Duane Roth                  16,800         -                -         $13.750   08/11/09
                            22,000         -                -         $38.750   12/28/09
                            22,000         -                -         $64.375   11/08/10
                            22,000         -                -         $13.750   02/21/11
                            85,000         -                -         $ 3.100   11/06/11
                           180,000         -                -         $ 0.410   06/22/14
                           750,000      250,000          250,000      $ 0.290   01/12/15

B. Jack DeFranco            50,000      150,000          150,000      $ 0.110   10/13/15

(a) Upon grant, the Board of Directors determined milestones upon which portions of these options vest.

                              DIRECTOR COMPENSATION

         The following table provides information concerning all compensation paid to our directors during the fiscal year ended June 30, 2009.

                                     OPTION
                                                     AWARDS            TOTAL
                           NAME                        ($)              ($)
                  ------------------------           ---------       ----------
                  Pedro Cuatrecasas, MD (1)            $ -              $ -
                  Carroll O. Johnson (2)               $ -              $ -
                  Stephen M. McGrath (3)               $ -              $ -
                  Jean G. Riess, Ph.D.                 $ -              $ -
                  (4)
                  Theodore D. Roth                     $ -              $ -

(1) Dr. Cuatrecasas holds options to buy 130,500 shares.
(2) Mr. Johnson holds options to buy 129,000 shares.
(3) Mr. McGrath holds options to buy 133,500 shares.
(4) Professor Riess holds options to buy 143,500 shares.

COMPENSATION OF DIRECTORS

         Directors of the Company do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to non-employee directors pursuant to the Formula Stock Option Plan for Non-Employee Directors of the Company (the "Directors' Formula Option Plan"). Options under the Directors' Formula Option Plan are granted under and subject to our 1991 Stock Option Plan, 2000 Stock Option Plan and 2001 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of common stock on the date of grant. Each non-employee director (i) upon his initial election, shall automatically be granted an option to acquire 5,000 shares of common stock which shall be exercisable in four installments of 1,250 shares each with the first installment being at his initial election and the remaining installments becoming exercisable on the date of each annual meeting of the Board of Directors thereafter that such person is a director, until fully exercisable, and (ii) upon the third annual meeting following his initial election and each annual meeting thereafter that such person remains a non-employee director, shall automatically be granted an option to acquire 1,500 shares of common stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of September 30, 2009 by:
(i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock; (ii) each of the Company's directors; (iii) the Company's Named Executive Officers; and (iv) all of the Company's directors and the executive officers as a group:


                                                         AMOUNT AND NATURE OF BENEFICIAL             PERCENTAGE OF CLASS
                NAME AND ADDRESS (1)                            OWNERSHIP (2) (3)                     BENEFICIALLY OWNED
     -------------------------------------------       -------------------------------------    -------------------------------
     EXECUTIVE OFFICERS AND DIRECTORS:
       Duane J. Roth                                               1,184,542 (4)                            1.73%
       Pedro Cuatrecasas, M.D.                                       132,600 (5)                              *
       Carroll O. Johnson                                            121,500 (6)                              *
       Stephen M. McGrath                                            733,301 (7)                            1.09%
       Jean G. Riess, Ph.D.                                          146,947 (8)                              *
       B. Jack DeFranco                                               50,000 (9)                              *
       All directors and executive officers as                                                              3.44%
        a group       (6 persons)                                  2,368,890
     5% SHAREHOLDERS:
       Biomedical Value Fund, L.P.                                7,478,900 (10)                            9.99%
       Biomedical Offshore Value Fund, Ltd.                       7,478,900 (11)                            9.99%
       Special Situations Private Equity Fund,                    7,478,900 (12)                            9.99%
       L.P.
       Technology Gateway Partnership, L.P.                       4,867,446 (13)                            6.74%
       Jan Dekker                                                 3.918,294 (14)                            5.50%
       Osiris Investment Partners LP                              3,884,222 (15)                            5.46%

           *   Indicates ownership of less than 1% of outstanding shares.
______________
(1) The address of each of the executive officers, directors and nominees for director is c/o Alliance Pharmaceutical Corp., 7590 Fay Avenue, Suite 404, La Jolla, California 92037.

(2) Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(3) Shares subject to options and warrants currently exercisable or exercisable within 60 days after September 30, 2009 are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding.

(4) Consists of (i) 86,742 shares owned by Mr. D. Roth, (ii) 85,800 shares subject to options granted by the Company under its 1991 Stock Option Plan (the "1991 Plan"), (iii) 262,000 shares subject to options granted by the Company under its 2000 Stock Option Plan (the "2000 Plan"), and
         (iv) 750,000 shares subject to options granted by the Company under its 2001 Stock Option Plan (the "2001 Plan").

(5) Consists of (i) 14,600 shares owned by Dr. Cuatrecasas, (ii) 11,500 shares subject to options granted by the Company under the 1991 Plan,
         (iii) 44,000 shares subject to options granted by the Company under the 2000 Plan, and (iv) 62,500 shares subject to options granted by the Company under the 2001 Plan.

(6) Consists of (i) 5,000 shares owned by Mr. Johnson, (ii) 10,000 shares subject to options granted by the Company under the 1991 Plan, (iii) 44,000 shares subject to options granted by the Company under the 2000 Plan, and (iv) 62,500 shares subject to options granted by the Company under the 2001 Plan.

(7) Consists of (i) 612,301 shares owned by Mr. McGrath, (ii) 14,500 shares subject to options granted by the Company under the 1991 Plan, (iii) 44,000 shares subject to options granted by the Company under the 2000 Plan, and (iv) 62,500 shares subject to options granted by the Company under the 2001 Plan.

(8) Consists of (i) 15,947 shares owned by Dr. Riess, (ii) 26,000 shares subject to options granted by the Company under the 1991 Plan, (iii) 42,500 shares subject to options granted by the Company under the 2000 Plan, and (iv) 62,500 shares subject to options granted by the Company under the 2001 Plan.

(9) Consists of 50,000 shares subject to options granted by the Company under the 2001 Plan.

(10) Consists of 7,478,900 shares of common stock issuable upon conversion of a note. The Shareholder has contractually agreed to restrict its ability to convert such that the number of shares of our common stock held by it does not exceed 9.99% of our outstanding shares of common stock. This restriction may be waived by the Shareholder at its election upon 61 days' prior notice to us and in certain other circumstances. If the Shareholder waived this restriction, the number of shares of our common stock beneficially owned by it would be 11,681,869.

(11) Consists of 7,478,900 shares of common stock issuable upon conversion of a note. The Shareholder has contractually agreed to restrict its ability to convert such that the number of shares of our common stock held by it does not exceed 9.99% of our outstanding shares of common stock. This restriction may be waived by the Shareholder at its election upon 61 days' prior notice to us and in certain other circumstances. If the Shareholder waived this restriction, the number of shares of our common stock beneficially owned by it would be 7,787,913.

(12) Consists of 7,478,900 shares of common stock issuable upon conversion of a note. The Shareholder has contractually agreed to restrict its ability to convert such that the number of shares of our common stock held by it does not exceed 9.99% of our outstanding shares of common stock. This restriction may be waived by the Shareholder at its election upon 61 days' prior notice to us and in certain other circumstances. If the Shareholder waived this restriction, the number of shares of our common stock beneficially owned by it would be 9,710,554.

(13) Consists of 4,867,446 shares of common stock issuable upon conversion of a note.

(14) Consists of 3,918,294 shares of common stock issuable upon conversion of a note.

(15) Consists of 3,884,222 shares of common stock issuable upon conversion of a note.


ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR
INDEPENDENCE

         Director Independence - see discussion in "Directors of the Company."

ITEM 13.  EXHIBITS

         (a)      Index to Exhibits

EXHIBIT  DESCRIPTION


2.7 Asset Contribution Agreement dated September 7, 2005 by and among Alliance Pharmaceutical Corp. MultiCell Technologies, Inc., Astral, Inc. and Astral Therapeutics, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on September 8, 2005).

3.1 Restated Certificate of Incorporation of the Company, filed on May 7, 2001 (incorporated by reference to Exhibit 3 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2001 (the "March 2001 10-Q")).

3.2 Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 99.2 of the Company's Report on Form 8-K dated October 18, 2001).

3.3 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989).

3.4 Certificate of Amendment of the Certificate of Incorporation filed on December 11, 2006 (incorporated by Reference to Exhibit 3.4 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006).

3.5 Certificate of Correction of the Certificate of Amendment filed on December 15, 2006 (incorporated by Reference to Exhibit 3.5 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006).

4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 of the Company's registration Statement on Form S-2 dated April 19, 1989 (File No. 033-28259)).

4.2 Form of Warrant issued on June 8, 2004, to certain investors and Roth Capital Partners, LLC (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004).

4.3      Warrant issued to SDS Merchant Fund L.P. (incorporated by reference to
         Exhibit 4.2 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004).

4.4 Warrant issued to Stroock & Stroock & Lavan, LLP (incorporated by reference to Exhibit 4.3 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004).

4.5 Warrant issued to Brown Simpson Partners I, Ltd. (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004).

4.6 Form of Senior Convertible Promissory Note (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004).

10.1 Formula Award of Stock Options for Non-employee Members of the Board of Directors as approved by Shareholders of the Company (incorporated by reference to Exhibit 10(e) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994). #

10.2 License Agreement dated September 23, 1997, between the Company and Schering AG, Germany (incorporated 10.2 Ly reference to Exhibit 2(a) of the Company's Report on Form 8-K/A filed on February 27, 1998).

10.3 First Amendment to License Agreement, dated as of December 30, 1998, between the Company and Schering FG, Germany (incorporated by reference to Exhibit 10 of the Company's Quarterly Report on Form 10-Q for the quarter ended December 1998).

10.4 Split Dollar Life Insurance Agreement between the Company and Duane J. Roth dated November 12, 1998 (incorporated by reference to Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 31, 1999 (the "September 1999 10-Q")). #

10.5 Collateral Assignment of Life Insurance Policy between the Company and Duane J. Roth dated November 25, 1998 (incorporated by reference to
         Exhibit 10(b) of the September 1999 10-Q). #

10.6 Eleventh Amendment to Lease Agreement dated September 1, 1999, between the Company and HUB Properties Trust (incorporated by reference to Exhibit 10(e) of the September 1999 10-Q).

10.7 Asset Purchase Agreement between Alliance and Inhale Therapeutic Systems, Inc. dated October 4, 1999 (incorporated by reference to
         Exhibit 2(a) of the Company's Report on Form 8-K dated November 4, 1999 (the "November 1999 8-K")).

10.8 Product Development Rights Agreement between Alliance and Inhale Therapeutic Systems, Inc. dated November 4, 1999 (incorporated by reference to Exhibit 2(b) of the November 1999 8-K).

10.9 License Agreement (License to Inhale) between Alliance and Inhale Therapeutic Systems, Inc. dated November 4, 1999 (incorporated by reference to Exhibit 2(c) to the November 1999 8-K).

10.10 License Agreement (License to Alliance) between Alliance and Inhale Therapeutic Systems, Inc. dated November 4, 1999 (incorporated by reference to Exhibit 2(d) of the November 1999 8-K).

10.11 Inhale Common Stock Purchase Agreement between Alliance and Inhale Therapeutic Systems, Inc. dated November 4, 1999 (incorporated by reference to Exhibit 2(e) of the November 1999 8-K).

10.12 Alliance Common Stock Purchase Agreement between Alliance and Inhale Therapeutic Systems, Inc. dated November 4, 1999 (incorporated by reference to Exhibit 2(f) of the November 1999 8-K).

10.13 Supply Agreement dated as of July 9, 1999, between the Company and Fluoromed L.P. (incorporated by reference to Exhibit 10(d) of the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999).

10.14 Form of 5% Subordinated Convertible Debenture dated February 11, 2000 (incorporated by reference to Exhibit 4.1 of the Company's Report on Form 8-K dated February 11, 2000 (the "February 2000 8-K")).

10.15 Form of Securities Purchase Agreement dated February 11, 2000 (incorporated by reference to Exhibit 4.2 of the February 2000 8-K).

10.16 Form of Registration Rights Agreement dated February 11, 2000 (incorporated by reference to Exhibit 4.3 of the February 2000 8-K).

10.17 Form of 5% Subordinated Convertible Debenture dated August 22, 2000 (incorporated by reference to Exhibit 4.1 of the Company's Report on Form 8-K dated August 22, 2000 (the "August 2000 8-K")).

10.18 Form of Securities Purchase Agreement dated August 22, 2000 (incorporated by reference to Exhibit 4.2 of the August 2000 8-K).

10.19 Form of Registration Rights Agreement dated August 22, 2000 (incorporated by reference to Exhibit 4.3 of the August 2000 8-K).

10.20 License Agreement dated May 19, 2000, between the Company and PFC Therapeutics, LLC (incorporated by Leference to Exhibit 10(pp) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 (the "2000 10-K")).

10.21 Marketing and Distribution Agreement executed May 19, 2000, effective June 1, 2000, between the Company, Maxter Healthcare Corporation and PFC Therapeutics, LLC (incorporated by reference to Exhibit 10(qq) of the 2000 10-K).

10.22 Alliance Manufacturing and Supplier Agreement dated May 19, 2000, between the Company and PFC Therapeutics, LLC (incorporated by reference to Exhibit 10(rr) of the 2000 10-K).

10.23 Baxter Manufacturing and Supplier Agreement dated May 19, 2000, between Baxter Healthcare Corporation and PFC Therapeutics, LLC (incorporated by reference to Exhibit 10(ss) of the 2000 10-K).

10.24 Operating Agreement dated May 17, 2000, between the Company and Baxter Healthcare Corporation (incorporated by reference to Exhibit 10(tt) of the 2000 10-K).


10.25 Preferred Stock Purchase Agreement dated May 19, 2000, between the Company and Baxter Healthcare Corporation (incorporated by reference to
         Exhibit 10(uu) of the 2000 10-K).

10.26 Deferred Stock Purchase Agreement dated May 19, 2000, between the Company and Baxter Healthcare Corporation (incorporated by reference to
         Exhibit 10(vv) of the 2000 10-K).

10.27 Security Agreement dated May 19, 2000, between the Company and PFC Therapeutics, LLC (incorporated by reference to Exhibit 10(ww) of the 2000 10-K).

10.28 Form of 6% Convertible Note dated as of November 15, 2000 (incorporated by reference to Exhibit 4(i) of the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000 (the "December 2000 10-Q")).

10.29 Form of Option Agreement and Zero Coupon Convertible Note dated as of November 8, 2000 (incorporated by reference to Exhibit 4(ii) of the December 2000 10-Q).

10.30 Form of Collateral Pledge and Security Agreement dated as of November 15, 2000 (incorporated by reference to Exhibit 4(iii) of the December 2000 10-Q).

10.31 Amendment No. 2 to the License Agreement dated as of September 23, 1997, between the Company and Schering Aktiengesellschaft (incorporated by reference to Exhibit 10(a) of the December 2000 10-Q).

10.32 1991 Stock Option Plan of the Company as amended through May 8, 2001 (incorporated by reference to Exhibit 10(c) of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (the "March 2001 10-Q")). #

10.33 2000 Stock Option Plan of the Company as amended through May 8, 2001 (incorporated by reference to Exhibit 10(d) of the March 2001 10-Q). #

10.34 2001 Stock Option Plan of the Company as amended through May 8, 2001 (incorporated by reference to Exhibit 10(e) of the March 2001 10-Q). #

10.35 Form of Option Agreement dated June 22, 2001, between the Registrant and certain holders of Series B Preferred Stock of Metracor Technologies, Inc. (incorporated by reference to Exhibit 4.1 of the Company's Report on Form 8-K dated June 22, 2001).

10.36 Consulting Agreement dated July 31, 2001, between the Company and Harold W. DeLong, (incorporated by reference to Exhibit 10(hhh) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (the "2001 10-K")).

10.37 Agreement and Plan of Merger dated as of October 11, 2000, by and between the Company, Alliance Merger Subsidiary, Inc. and Molecular Biosystems, Inc. (incorporated by reference to Exhibit 2.1 to Company's registration statement on Form S-4, filed on November 9, 2000).

10.38 Letter Agreement dated as of May 1, 2001, between the Company and Baxter Healthcare Corporation amending the Deferred Stock Purchase Agreement dated May 19, 2000. (3) (incorporated by reference to Exhibit 10(jjj) of the 2001 10-K).

10.39 Term Sheet dated August 1, 2001, between the Company and Baxter Healthcare Corporation amending the Peferred Stock Purchase Agreement dated May 19, 2000. (3) (incorporated by reference to Exhibit 10(jjj) of the 2001 10-K).

10.40 Third Amendment to OPTISON Products Rights Agreement dated as of August 6, 2001, between the Company, Molecular Biosystems, Inc. and Mallinckrodt Inc. (incorporated by reference to Exhibit 10(jjj) of the 2001 10-K).

10.41 Form of Amendment to the 1991, 2000 and 2001 Stock Option Plans of the Company adopted May 8, 2001 (incorporated by reference to Exhibit 10(jjj) of the 2001 10-K).

10.42 Form of Purchase Agreement dated October 30, 2001 (incorporated by reference to Exhibit 99.2 of the Company's Report on Form 8-K dated October 31, 2001 (the "October 2001 8-K")).

10.43 Form of Registration Rights Agreement dated October 30, 2001 (incorporated by reference to Exhibit 99.3 of the October 2001 8-K).

10.44    Form of Warrant dated October 30, 2001 (incorporated by reference to
         Exhibit 99.4 of the October 2001 8-K).

10.45 Supplemental Agreement dated March 15, 2002, between the Company and Inhale Therapeutic Systems, Inc. (incorporated by reference to Exhibit
         10.1 of the Current Report on Form 8-K dated March 15, 2001). (1)

10.46 Form of Contribution Agreement dated October 23, 2001 (incorporated by reference to Exhibit 99.2 of the Company's Report on Form 8-K dated November 30, 2001).

10.47 Amended and Restated License Agreement dated as of February 22, 2002, between the Company and Schering Aktiengesellschaft (incorporated by reference to Exhibit 10(b) of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002 (the "March 2002 10-Q")).

10.48 Agreement dated as of February 28, 2002, between the Company and RedKey, Inc., dba Cardinal Health Sales And Marketing Services (incorporated by reference to Exhibit 10(a) of the March 2002 10-Q).

10.49 Form of Purchase Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.1 of the October 4, 2001 8-K (the "October 2001 8-K")).

10.50 Form of Promissory Note dated October 4, 2002 (incorporated by reference to Exhibit 99.2 of the October 2001 8-K).

10.51 Form of IMAGENT Security Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.3 of the October 2001 8-K).

10.52 Form of IMAGENT and OXYGENT Trademark Security Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.4 of the October 2001 8-K).

10.53 Form of General Collateral Security Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.5 of the October 2001 8-K).

10.54    Form of Warrant dated October 4, 2002 (incorporated by reference to
         Exhibit 99.6 of the October 2001 8-K).

10.55 Form of IMAGENT Collateral Security Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.7 of the October 2001 8-K).

10.56 Form of General Collateral Security Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.8 of the October 2001 8-K).

10.57 IMAGENT and OXYGENT Patent and Trademark Security Agreement dated October 4, 2002 (incorporated by reference to Exhibit 99.9 of the October 2001 8-K).

10.58 Form of Asset Purchase Agreement dated June 10, 2003 (incorporated by reference to Exhibit 2.1 of the June 20, 2003 8-K).

10.59 License Agreement dated as of December 3, 2002, between the Company and Mixture Sciences, Inc. (incorporated by reference to Exhibit 10 of the February 14, 2003 10-Q).

10.60 Asset Purchase Agreement dated June 10, 2003, by and between the Company and Photogen Technologies, Inc. (incorporated by reference to the Company's Report on Form 8-K dated June 23, 2003).

10.61 Guaranty and Security Agreement dated November 20, 2003, by and between PFC Therapeutics LLC and Technology Gateway Partners, L.P. (incorporated by reference to Exhibit 4.5 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003).

10.62 Warrant issued November 20, 2003, by PFC Therapeutics LLC to Technology Gateway Partnership, L.P. (incorporated by reference to Exhibit 4.4 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003).

10.63 Secured Convertible Note dated November 20, 2003, by and between PFC Therapeutics LLC and Technology Gateway Partners, L.P. (incorporated by reference to Exhibit 4.3 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003).

10.64 Security Agreement dated November 20, 2003, by and between PFC Therapeutics LLC and Technology Gateway Partners, L.P. (incorporated by reference to Exhibit 4.2 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003).

10.65 Secured Convertible Note Purchase Agreement dated November 20, 2003, by and between PFC Therapeutics LLC and Technology Gateway Partners, L.P. (incorporated by reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003).

10.66 Assignment dated April 7, 2004, by and between the Company and Stroock & Stroock & Lavan, LLP (incorporated by reference to Exhibit 10.6 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004).

10.67 Assignment dated April 7, 2004, by and between the Company and SDS Merchant Fund, L.P. (incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004).

10.68 Assignment dated April 7, 2004, by and between the Company and Brown Simpson Partners I, Ltd. (incorporated by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004).

10.69 Licensing, Development and Marketing Agreement dated April 19, 2004, by and between PFC Therapeutics, LLC and I1 Yang Pharm. Co. Ltd. (incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on 10-QSB for the quarter ended March 31, 2004). (1)

10.70 Development, Assignment and Supply Agreement dated April 1, 2004, by and between PFC Therapeutics, LLC, and Nycomed Denmark ApS (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004). (1)

10.71 Registration Rights Agreement dated May 27, 2004, by and among the Company and certain investors (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30,
         2004).

10.72 Securities Purchase Agreement dated May 27, 2004, by and among the Company and certain investors (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30,
         2004).

10.73 Rescission and Settlement Agreement dated September 21, 2004, by and among the Company and certain investors (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30,
         2004).

10.74 Senior Convertible Promissory Note Purchase Agreement dated September 21, 2004, by and among the Company and certain investors (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004).

10.75 Registration Rights Agreement dated September 21, 2004, by and among the Company and certain investors (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30,
         2004).

10.76 2001 Stock Option Plan, as amended to date (incorporated by reference to Exhibit 99.1 of the Company's Report on Form 8-K filed on January 14, 2005).

10.77 Eclusivity Agreement dated December 22, 2004, between PFC Therapeutics, LLC and LEO Pharma S/A (incorporated by reference to Exhibit 10.77 of the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004). (1)

10.78 Amendment to Exclusivity Agreement dated February 25, 2005, between PFC Therapeutics, LLC and LEO Pharma S/A (incorporated by reference to
         Exhibit 10.78 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005). (1)

10.79 Amendment to Supplemental Agreement dated February 7, 2005, between the Company and Nektar Therapeutics (incorporated by reference to Exhibit
         10.79 of the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005). (1)

10.80 Development, License and Supply Agreement dated May 13, 2005, between PFC Therapeutics, LLC and Beijing Double-Crane Pharmaceutical Co., Ltd. and related License Agreement (incorporated by reference to Exhibit
         10.80 of the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005). (1)

10.81 Settlement Agreement and License dated as of September 19, 2005 by and among Imcor Pharmaceutical Co., GE Healthcare Ltd. (f/k/a Amersham plc, Amersham Health, Inc. and Amersham Health AS), Alliance Pharmaceutical Corp. and Molecular Biosystems, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed on September 23, 2005).

10.82 Settlement Agreement dated as of September 19, 2005 by and between Imcor Pharmaceutical Co. and Alliance Pharmaceutical Corp. (incorporated by reference to the Company's Current Report on Form 8-K filed on September 23, 2005).

10.83 Omnibus Amendment to Senior Convertible Promissory Note Purchase Agreement and Registration Rights Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed on April 20, 2006).

10.84 Form of Amended and Restated Note (incorporated by reference to the Company's Current Report on Form 8-K filed on April 20, 2006).

14.1 Code of Ethics (incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2004).

21.1     Subsidiaries *

31.1 Certification of our Chief Executive Officer, pursuant to Securities Exchange Act Rule 13a-14(a) and 15d-14(a) as adopted pursuant to
         Section 302 of the Sarbanes Oxley Act of 2002. *

31.2 Certification of our Chief Financial Officer, pursuant to Securities Exchange Act Rule 13a-14(a) and 15d-14(a) as adopted pursuant to
         Section 302 of the Sarbanes Oxley Act of 2002. *

32.1 Statement of our Chief Executive Officer under Section 906 of the Sarbanes Oxley Act of 2002. (18 U.S.C. Section 1350). *

32.2 Statement of our Chief Financial Officer under Section 906 of the Sarbanes Oxley Act of 2002. (18 U.S.C. Section 1350). *

*  Filed Herewith.
# Indicates management contract or compensatory plan or arrangement.
(1) Portions of this agreement have been omitted pursuant to a confidential treatment request and have been filed separately with the SEC.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

         KMJ Corbin & Company LLP ("KMJ") served as independent registered public accounting firm for the Company for the fiscal year ended June 30, 2008; however, the Company did not have the funds to pay KMJ to audit our annual financial statements for fiscal year ended June 30, 2009. The following table sets forth the aggregate fees billed by KMJ for services performed during the fiscal years ended June 30, 2009 and 2008, respectively:


TYPE OF SERVICE             FEES BILLED BY KMJ FOR YEAR ENDED      FEES BILLED BY KMJ FOR YEAR ENDED
--------------                        JUNE 30, 2009                          JUNE 30, 2008
                                      -------------                          -------------
Audit Fees (1)                          $ 26,400                               $ 65,450
Audit-Related Fees                             -                                      -
Tax Fees (2)                                                                     13,500
All Other Fees (3)                         6,050                                      -
                                        --------                               --------
Total                                   $ 32,450                               $ 78,950
                                        ========                               ========

(1) Composed of the audits of our annual financial statements and reviews of our quarterly financial statements, as well as attest services, comfort letters and consents to SEC filings.

(2) Composed of services for tax compliance, which includes services related to the preparation tax returns for the years ended June 30, 2004, 2005 and 2006.

(3) Composed of fees related to the audit of the Company's 401(k) Plan for the year ended December 31, 2006.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

         Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, KMJ. The policy generally pre-approves specific services in the defined categories of audit services, audit-related services, and tax services up to pre-determined amounts. Pre-approval may also be given as part of our Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All fees described above were pre-approved by our Audit Committee.

         The Audit Committee believes that all services rendered to the Company by KMJ were compatible with maintaining KMJ's independence.

         The Company has not retained KMJ to perform services in connection with
(a) operating or supervising the operation of the Company's financial information system or managing the Company's local area network, or (b) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ALLIANCE PHARMACEUTICAL CORP.

                                   (Registrant)

Date:    October 20, 2009          By: /s/  Duane J. Roth
                                       -------------------
                                            Duane J. Roth
                                            Chairman and Chief Executive Officer


                                   By: /s/  B. Jack DeFranco
                                       ---------------------
                                            B. Jack DeFranco
                                            President, Chief Operating &
                                            Financial Officer

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ Duane J. Roth                         CHAIRMAN, CHIEF EXECUTIVE OFFICER
------------------------------------      (PRINCIPAL EXECUTIVE OFFICER)
Duane J. Roth

/s/ B. Jack DeFranco                      Chief Operating Officer (PRINCIPAL
------------------------------------      FINANCIAL OFFICER)
B. Jack DeFranco

/s/ Pedro Cuatrecasas                     Director
------------------------------------
Pedro Cuatrecasas, M.D.

 /s/ Carroll O. Johnson                   Director
------------------------------------
Carroll O. Johnson

 /s/ Stephen M. McGrath                   Director
------------------------------------
Stephen M. McGrath

/s/ Jean G. Riess                         Director
------------------------------------
Jean G. Riess, Ph.D.


Date:    October 20, 2009

                                                                    EXHIBIT 21.1







                  SUBSIDIARIES OF ALLIANCE PHARMACEUTICAL CORP.

WHOLLY OWNED                                      MAJORITY-OWNED
------------                                      --------------

MOLECULAR BIOSYSTEMS, INC.,                       PFC THERAPEUTICS, LLC,
a Delaware limited liability corporation          a Delaware limited liability
                                                  company

                                                  TALCO PHARMACEUTICAL, INC.,
                                                  a Delaware corporation

                                                                    EXHIBIT 31.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
              PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF
  2002 AND RULES 13A-14 AND 15D-14 UNDER THE SECURITIES AND EXCHANGE COMMISSION

I, Duane J. Roth, certify that:

1. I have reviewed this Annual Report on Form 10-K of Alliance Pharmaceutical Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) and internal control over financial reporting as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

         (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: October 20, 2009


By:      /s/ DUANE J. ROTH
    -----------------------
         Duane J. Roth
         Chief Executive Officer

                                                                    EXHIBIT 31.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
              PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF
  2002 AND RULES 13A-14 AND 15D-14 UNDER THE SECURITIES AND EXCHANGE COMMISSION

I, B. Jack DeFranco, certify that:

1. I have reviewed this Annual Report on Form 10-K of Alliance Pharmaceutical Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) and internal control over financial reporting as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

         (c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: October 20, 2009


By:      /s/ B. JACK DEFRANCO
    ----------------------------------------
         B. Jack DeFranco
         Chief Financial Officer

                                                                    EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Solely for the purpose of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Executive Officer of Alliance Pharmaceutical Corp. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 20, 2009





BY: /s/ DUANE J. ROTH
    ------------------------------
         Duane J. Roth
         Chief Executive Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Alliance Pharmaceutical Corp. and will be retained by Alliance Pharmaceutical Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                                    EXHIBIT 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Solely for the purpose of complying with 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Alliance Pharmaceutical Corp. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  October 20, 2009





By:   /S/ B. JACK DEFRANCO
      --------------------------------
         B. Jack DeFranco
         Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Alliance Pharmaceutical Corp. and will be retained by Alliance Pharmaceutical Corp. and furnished to the Securities and Exchange Commission or its staff upon request.



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